Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239628

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 22, 2020)

8,421,053 Common Shares

The selling shareholders identified in this prospectus supplement, including Steiner Leisure Limited (“Steiner Leisure”), are offering 8,421,053 of our Common Shares, par value $0.0001 per share. We will not receive any of the proceeds from the Common Shares sold by the selling shareholders.

Steiner Leisure currently owns approximately 37.65% of our outstanding Common Shares. Upon completion of this offering, Steiner Leisure will own approximately 28.58% of our outstanding Common Shares (or approximately 27.18% if the underwriters exercise their option to purchase additional Common Shares in full).

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “OSW.” The last reported sale price of our Common Shares on Nasdaq on June 22, 2021 was $11.21 per share.

We are an “emerging growth company,” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Shares involves a high degree of risk. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you invest in our Common Shares. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in the documents incorporated herein, including our most recent Annual Report on Form 10-K/A and our most recent Quarterly Report on Form 10-Q, to read about risks that you should consider before purchasing our Common Shares.

	Per Share	Total
Public offering price	$9.50	$80,000,003
Underwriting discounts and commissions(1)	$0.40375	$3,400,000
Proceeds to selling shareholders, before expenses	$9.09625	$76,600,003

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

Steiner Leisure has granted the underwriters an option to acquire from it up to 1,263,158 additional Common Shares at the public offering price, less the underwriting discounts and commissions. The underwriters can exercise this option at any time and from time to time within 30 days from the date of this prospectus supplement. We will not receive any of the proceeds from the sale of Common Shares by Steiner Leisure pursuant to the exercise of the underwriters’ option to purchase additional Common Shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Common Shares is expected to be made on or about June 28, 2021.

Stifel	William Blair

The date of this prospectus supplement is June 23, 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-239628) that we initially filed with the SEC on July 2, 2020 and amended on July 17, 2020, which was declared effective by the SEC on July 22, 2020. This document contains two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We, the selling shareholders and the underwriters have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We, the selling shareholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling shareholders and the underwriters are offering to sell, and seeking offers to buy, our Common Shares only in jurisdictions where offers and sales are permitted. For investors outside the United States the selling shareholders and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our Common Shares.

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business in the United States and a number of other countries. In addition, our name, logo and website name and address are our service marks or trademarks. The trademarks that we use include “OneSpaWorld,” “Mandara,” and “Chavana,” among others. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement may appear without the ® or ™ symbol, but we will assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain and refer to certain statements that are not historical facts that contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “seek,” “target,” and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated due to a number of factors, including but not limited to the following factors:

•	the impact of COVID-19 on our Company’s business, operations, and financial condition, including cash flows and liquidity;

•

the demand for our Company’s services together with the possibility that our Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which our Company operates;

•	changes in consumer preferences or the market for our Company’s services;

•	changes in applicable laws or regulations;

•	the availability of competition for opportunities for expansion of our Company’s business;

•	difficulties of managing growth profitably;

•	the loss of one or more members of our Company’s management team;

•	changes in the market for the services and products we offer for sale;

•	the impact of COVID-19 on our results of operations and liquidity for the foreseeable future;

•	other risks and uncertainties included from time to time in our Company’s reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission;

•

other risks and uncertainties indicated in our Annual Report on Form 10-K/A for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, including those set forth under the section entitled “Risk Factors”; and

•	other risk factors discussed herein under “Risk Factors” or incorporated herein by reference.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based on information available as of the date of this prospectus supplement and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. Because it is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment in our Common Shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the information contained under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and other information that we file from time to time with the SEC as well as the financial statements and related notes and the other information incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement and the accompanying prospectus. This prospectus supplement may add to, update or change information in the accompanying prospectus. Unless the context otherwise requires, all references in this prospectus supplement to “OSW,” “OneSpaWorld,” “we,” “us,” “our,” “our Company” or similar words refer to OneSpaWorld Holdings Limited, together with our consolidated subsidiaries.

Overview

OneSpaWorld is the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide. Our highly trained and experienced staff offer guests a comprehensive suite of premium health, fitness, beauty and wellness services and products onboard cruise ships and at destination resorts globally. We are the market leader at more than 20x the size of our closest maritime competitor. Over the last 50 years, we have built our leading market position on our depth of staff expertise, broad and innovative service and product offerings, expansive global recruitment, training and logistics platform as well as decades-long relationships with cruise and destination resort partners. Throughout our history, our mission has been simple—helping guests look and feel their best during and after their stay.

At our core, we are a global services company. We serve a critical role for our cruise line and destination resort partners, operating a complex and increasingly important aspect of their overall guest experience. Decades of investment and know-how have allowed us to construct an unmatched global infrastructure to manage the complexity of our operations. We have consistently expanded our onboard offerings with innovative, leading-edge service and product introductions, and developed powerful back-end recruiting, training and logistics platforms to manage our operational complexity, maintain our industry-leading quality standards, and maximize revenue per center. The combination of our renowned recruiting and training platform, deep labor pool, global logistics and supply chain infrastructure and proven revenue management capabilities represents a significant competitive advantage that we believe is not economically feasible to replicate. We believe that these competitive advantages have served our business well during these extremely challenging times for our industry.

The majority of our revenue and profits are earned through long-term revenue sharing agreements with cruise line partners that economically align both parties and contribute to our attractive asset-light financial profile. These agreements average approximately five years in length and provide us with the exclusive right to offer health, fitness, beauty and wellness services and the ability to sell complementary products onboard the ships we serve. Under these long-term agreements, cruise line partners retain a specified percentage of revenues from all our sales onboard. This inherent alignment encourages collaboration in all aspects of our operations, including facility design, product innovation, pre- and post-cruise sales opportunities, capacity utilization initiatives and other data-driven strategies to drive increased guest traffic and revenue growth. Most of our cruise line agreements encompass 100% of a partner cruise line’s existing fleet and all new ships introduced by the cruise line during the term of the agreement. As opposed to fixed-rent landlords, cruise lines and destination resorts serve as our aligned economic partners.

We are recognized by our cruise line and destination resort partners and our guests for our comprehensive suite of services and products. We curate and deliver a broad range of offerings centered on providing specific health, fitness, beauty, and wellness solutions to meet our guests’ lifestyle routines or objectives. These services include: (i) traditional body, salon, and skin care services and products; (ii) self-service fitness facilities, specialized fitness classes and personal fitness training; (iii) innovative pain management, detoxifying programs and comprehensive body composition analyses; (iv) weight management programs and products; and (v) advanced medi-spa services, among others. We also offer our guests access to leading beauty and wellness brands including ELEMIS ®, Kérastase ® and Dysport®, with many brands offered exclusively by us in the cruise market. On average, during normal operating conditions, guests spend $230 per visit and our solution sales approach drives substantial retail sales, with approximately 25% of our revenues derived from the sale of retail products.

Our state-of-the-art health, fitness, beauty and wellness centers are designed and branded for each cruise line and destination resort to optimize the guest experience, align with our partners’ overall hospitality atmosphere and maximize productivity. Centers can employ up to 105 highly trained professionals and range in size from 200 to over 30,000 square feet, depending on the cruise line or destination resort partner’s needs.

Our cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean Cruises, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Costa Cruises and Holland America, among many others. These partnerships extend across contemporary, premium, luxury and budget cruise lines that operate ships regionally and globally. We maintain what we believe to be an exceptional contract renewal rate with our cruise line partners, having renewed approximately 94% of our contracts based on ship count over the last 15 years, including 100% of our contracts with ships larger than 3,500 berths. We have not only maintained relationships with existing cruise line partners, but also have a history of winning contracts and gaining market share. In 2019, we signed an agreement with Celebrity Cruises to become the exclusive operator of health and wellness centers on Celebrity’s entire fleet, increasing the Celebrity vessels by nine, extended our current agreement with Norwegian Cruise Lines through 2024, and signed an agreement with the new lifestyle brand Virgin Voyages as the exclusive operator of the spa and wellness offerings onboard Virgin vessels. On land, we have longstanding relationships with the world’s leading destination hotel and resort operators, including Marriott, Hilton, ClubMed, Caesars Entertainment, Lotte, Loews and Four Seasons, among others.

Attractive Market Opportunity

Our health and wellness centers cater to guests seeking a continuation of their health, fitness, beauty and wellness activities while traveling and those who want to trial services while away from home. As consumers increasingly incorporate health and wellness activities into their daily lives, they are placing a higher priority on health and wellness services while traveling and vacationing. The Global Wellness Institute (“GWI”) estimates in its most recently issued global wellness economy report that wellness-related tourism grew at twice the rate of general tourism from 2015 to 2017.

Prior to COVID-19, the cruise industry had been among the fastest-growing segments in the travel leisure industry, including through the recessions of 2001 and 2008-2010. We estimate, based on annual statistics published by Cruise Lines International Association (“CLIA”), that global passenger counts had grown every year until 2020 from approximately 6.3 million passengers in 1995 to an all-time high of approximately 30.0 million passengers in 2019, representing a compound annual growth rate of 6.7%. This passenger growth had been driven by consistent, significant investments in new cruise ship capacity, strong loyalty among experienced cruisers and the large and growing appeal of cruising to all demographics, including millennials.

Despite the adverse conditions impacting global operations and economies resulting from the COVID-19 outbreak, we continue to operate at the intersection of the historically attractive health and wellness and travel leisure industries. We believe we are well-positioned to grow as the cruise industry recovers from the COVID-19 pandemic.

Our History

In 2015, a consortium led by L Catterton acquired Steiner Leisure, the holding company of OneSpaWorld at that time. On March 19, 2019, OneSpaWorld consummated a business combination (the “Business Combination”) pursuant to a Business Combination Agreement, dated as of November 1, 2018 (as amended on January 7, 2019 and on April 30, 2020), by, amongst others, OneSpaWorld, Steiner Leisure and Haymaker Acquisition Corp. (“Haymaker”), in which Haymaker acquired from Steiner the combined operating business known as OSW Predecessor (“OSW”). Prior to the consummation of the Business Combination, OneSpaWorld was a wholly-owned subsidiary of Steiner Leisure. At the closing of the Business Combination, OneSpaWorld became the ultimate parent company of Haymaker.

Our Strengths

We cannot yet fully predict the impacts of COVID-19 on the travel leisure industry or on our business. Despite this uncertainty, we believe that our competitive strengths historically have positioned us, and will continue to position us, as a leader in the hospitality-based health and wellness industry and the category dominant leader in the cruise industry.

Global Leader in the Hospitality-Based Health and Wellness Industry

As the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide, we are at the center of the intersection between the health and wellness and travel leisure industries. In 2018, the Global Wellness Institute reported that global wellness tourism was a $639 billion industry. We command over 90% market share in the highly attractive outsourced maritime health and wellness market and we are nearly 20x the size of our closest competitor. Through our market share, we have had access to a captive audience of over 20 million passengers. Cruise ship guests are an attractive demographic, with average annual household incomes of over $100,000. We believe we are well-positioned in the global health and wellness industry and have a large and highly attractive addressable consumer market at sea and on land as a result of our scale, our captive consumer audience, and consumers’ increasing desire for more health, fitness, beauty and wellness services and products.

Differentiated Business Model that would be Difficult and Uneconomic to Replicate

For more than 50 years, our business model has been built through investment in global infrastructure and training, decades-long relationships with our cruise line and destination resort partners and our reputation for offering our guests a best-in-class health, fitness, beauty and wellness experience. Our robust infrastructure and processes required to operate and maximize revenue across our network of global health and wellness centers separates us from our peers. In 2019, we embarked on over 8,600 voyages that welcomed over 22 million passengers at more than 178 ports of embarkation. Our business model is centered on providing our cruise line and destination resort partners with the following solutions:

•

Global Recruiting, Training and Logistics—Prior to the near cessation of our operations due to COVID-19, we recruited, trained and managed over 3,000 health, fitness, beauty and wellness professionals annually around the world, representing 88 nationalities and 24 spoken languages. With seven global training facilities, we serve each cruise line’s needs for specific onboard staff with complex language, cultural and service modality requirements and are the only company with the infrastructure to commission highly trained staff at over 1,200 ports of call worldwide.

•

Supply Chain and Logistics—We manage the complex delivery of all products and supplies to our health and wellness centers onboard vessels operating itineraries around the world, leveraging proprietary data to accurately forecast and stock each health and wellness center. Products and supplies can only be loaded at designated ports around the world during a limited window of time while the ship is in port, in many cases overnight, adding to the complexity of the process.

•

Yield and Revenue Management—We have developed proprietary technology, processes and staff training tools to consistently measure, analyze and maximize onboard and destination resort revenue and profitability.

•

Exclusive Relationships with Global Brands—Due to our scale, superior operations, industry longevity and attractive captive consumer audience, prior to the near cessation of our operations due to COVID-19, we had over 1,100 product SKUs sourced from over 90 vendors offered through the OneSpaWorld platform at sea, including ELEMIS, Kérastase, Thermage ®, GoodFeet ® Arch Supports and GO SMILE ® Teeth Whitening.

•

Facility Design and Branding Expertise—We design our state-of-the-art health and wellness centers specifically for each cruise line vessel and destination resort, creating bespoke branding, guest experience, guest services offerings, complementary retail products assortment, and competitive differentiation for each of our cruise line and destination resort partners to optimize guest experiences and maximize productivity and financial performance.

We believe that the above capabilities have contributed to building a differentiated and defensible strategy around our leading market position in a historically growing and attractive industry.

Unmatched Breadth of Service and Product Offering

We offer our guests a comprehensive suite of health, fitness, beauty and wellness services and products to meet any and all of their needs. We are continuously innovating and evolving our offerings based on the latest trends and tailor our service and product offerings to regional preferences. In addition to conventional services, we offer the latest in fitness, a full range of massage treatments, nutrition/weight management consultations, teeth whitening, and acupuncture, among a broad spectrum of personal care services. OneSpaWorld has also introduced innovative, higher-ticket medi-spa services at sea, including BOTOX ® Cosmetic, Dysport, Restylane ®, CoolSculpting ®, Thermage and dermal fillers, among others. With our captive audience of over 20 million cruise guests annually, OneSpaWorld is a compelling distribution channel for leading health, fitness, beauty and wellness brands. Renowned brands, including ELEMIS and Kérastase, have partnered with us for exclusive distribution at sea. Cruise line and destination resort partners depend on us to provide their guests with the best and broadest assortment of services and products to enhance their vacation experience and the competitive positioning and consumer value of their brands.

Entrenched Partnerships with Economic Alignment

We have cultivated partnerships with most of the largest and most reputable cruise lines and premier resorts in the world. Our cruise line relationships average over 20 years and encompass substantially all of the major global cruise lines, including Carnival Cruise Line, Royal Caribbean Cruises, Princess Cruises, Norwegian Cruise Lines, Celebrity Cruises, Crystal Cruises, Costa Cruises, Seabourn Cruise Line, Virgin Voyages, and Holland America, among many others. The majority of our revenues and profits are earned through our long-term revenue sharing agreements with our cruise line partners that economically align both parties and create a collaborative relationship. On land, we partner with market leaders at highly attractive destinations, including Atlantis Paradise Island Bahamas, The Ocean Club, a Four Seasons Resort, Hilton Hawaiian Village Beach Resort and Spa, and the Mohegan Sun Resort, among others. We believe that our long-standing relationships, with economic alignment at the core, strengthen our competitive advantage.

Highly Visible and Predictable Revenue Streams

Historically, we have had access to over 20 million passengers annually, with potential long-term passenger growth expected in the future, post the COVID-19 pandemic, as new ships are commissioned in the industry. This new ship growth is highly visible as demonstrated in a publicly available global order book outlining over five years of new ship orders. Across our contracts, OneSpaWorld typically operates on all ships in a fleet and on new ships added during the contract term, securing both existing and new ship revenue. A new ship requires approximately two to four years to be built and is rarely delayed, as cruise lines typically sell out the vessel’s maiden voyage over a year in advance. New ships do not have a revenue ramp-up period given these advanced marketing efforts. Our cruise line partners are experts at dependably filling their ships with passengers, as demonstrated by the industry’s historical average occupancy rate of above 100%, even through recessionary periods. Due to historically consistent industry practices and decades of proprietary operating history data, OneSpaWorld has had strong visibility into our future revenue realization for the next three to five years. Despite current market conditions related to COVID-19, we expect these revenue streams to rebound in the future to historical levels.

Asset-Light Model with After-Tax Free Cash Flow Generation

Third parties typically fund the build-out, maintenance, and refurbishment of our onboard health and wellness centers, resulting in an asset-light profile with minimal capex required. Our capital expenditures averaged 1% of revenues over the three years preceding the near cessation of our operations due to COVID-19. Being a Bahamian international business company and earning a significant portion of our revenue in low-tax or no-tax jurisdictions, including international waters, our effective cash tax rate had been approximately 1% over the three years preceding the near cessation of our operations due to COVID-19. This combination enables us to maximize our after-tax free cash flow. Annually, from 2017 through 2019, we converted approximately 90% of our Adjusted EBITDA to Unlevered After-Tax Free Cash Flow.

Seasoned and Proven Leadership Team

OneSpaWorld is led by a management team that has operated our Company for nearly 20 years. Our senior management team has over 150 years of combined industry experience. We also benefit from Haymaker’s investing and operational experience at Fortune 500 companies, particularly in the consumer and hospitality sectors. We believe that our management team’s deep experience and proven track record in managing the business in both public and private markets positions OneSpaWorld as an attractive vehicle for future long-term growth within the global hospitality-based health and wellness industry.

Our Strategies

Our management plans to continue growing the business through the following strategies:

Capture Highly Visible New Ship Growth with Current Cruise Line Partners

We expect to continue to benefit long-term from a return to the cruise industry’s capacity for growth, with a consistent and visible pipeline of new ships commissioned annually by our cruise line partners. By the end of 2022, our existing cruise line partners are expected to introduce 24 new ships, representing a 15% increase in our ship count from 2020. Through established cruise line partner relationships, current contracts, and an approximately 94% contract renewal rate over the last 15 years, we are well-positioned to capture new ship growth over the long term.

Expand Market Share by Adding New Potential Cruise Line Partners

Although we have over 90% market share in the outsourced maritime health and wellness market, we believe that there is an opportunity to continue to grow our market share by winning new contracts. In 2019, prior to the COVID-19 outbreak, we signed an agreement with Celebrity Cruises as the exclusive operator of health and wellness centers on Celebrity’s entire fleet, increasing the Celebrity vessels on which we operate by nine, extended our current agreement with Norwegian Cruise Lines through 2024, and won a contract with the new lifestyle brand Virgin Voyages to operate the spa and wellness offerings onboard three Virgin vessels, planned to launch in 2021 and 2022. We also routinely meet with cruise lines that do not currently outsource their health and wellness centers or utilize our smaller competitors, but that may have an interest in contracting with us in the future due to our strong reputation and historical results. As evidenced by our successful history of winning new contracts, we remain focused on continuing to protect and grow our dominant market share at sea.

Continue Launching More Value-Added Services and Products

We have successfully innovated services and products to meet guests’ ever-changing needs, attract more guests and generate more revenue per guest. Medi-spa has been a highly successful innovation for our Company at sea and is now a critical component of our offerings. Performed by licensed physicians, the medi-spa offerings provide the latest cosmetic medical services to guests, such as non-surgical cosmetic procedures, including BOTOX Cosmetic, Dysport, Restylane, CoolSculpting, Thermage, and dermal fillers. Guests purchasing medi-spa services spend on average up to 10x more than on traditional health, beauty and wellness services. We continue to roll out Kérastase, a leading global professional hair care brand. In 2019, we experienced year-over-year growth of 24% and a 41% increase in Kérastase retail attachment. We will continue to focus on launching higher value-add services and products that meet guest demands, align with and enhance our cruise line and destination resort partner brands, optimize health and wellness center utilization, and maximize center-level profitability.

Focus on Enhancing Health and Wellness Center Productivity

Cruise lines have become increasingly focused on growing onboard revenue as a way to enhance revenue beyond traditional cabin ticket sales. Between 2013 and 2019, onboard spend on the three largest cruise operators we serve increased by $2.6 billion, from $6.5 billion to $9.1 billion. According to an independent global consulting study, 45% of passengers say they are interested in using our health and wellness centers onboard. We are focused on collaborating with cruise line partners to increase passenger penetration and maximize revenue yield through initiatives including: increasing our pre-booking and pre-payment capture rate, expanding our targeted marketing and promotion initiatives, using technology to increase our utilization and enhance our service mix and maintaining connections with our guests beyond the cruise voyage through our e-commerce platform, timetospa.com, and our Shop & Ship program that allows our customers to purchase retail products onboard and have them shipped directly to their homes.

Recent Developments

At-the-Market Program

On December 7, 2020, we entered into an at-the-market equity offering sales agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent, under which we may, from time to time, offer and sell Common Shares having an aggregate offering price of up to $50.0 million, referred to as our “ATM Program.” As of the date of this prospectus supplement, we have sold 2,970,198 Common Shares under our ATM Program for aggregate net proceeds of $29.3 million. On March 24, 2021, we provided notice to Stifel, Nicolaus & Company, Incorporated of our decision to suspend our ATM Program, effective immediately.

Covid-19 Pandemic

In December 2019, a novel strain of coronavirus (“COVID-19”) was initially reported in Wuhan, China. Shortly thereafter, the World Health Organization declared COVID-19 to be a “Public Health Emergency of International Concern” affecting all parts of the world on a global-scale. On March 8, 2020 the U.S. Department of State issued a warning for U.S. citizens to not travel by cruise ship, and this was soon followed by stringent restrictions on international travel and immigration by the U.S. and many other countries across Asia, Europe and South America. In response to the COVID-19 pandemic, the U.S. Centers for Disease Control and Prevention (“CDC”) issued a No Sail Order on March 14, 2020, which was extended several times until, on October 30, 2020, the CDC issued a Framework for Conditional Sailing Order, which will remain in effect until the earliest of (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) November 1, 2021. Pursuant to the Framework for Conditional Sailing Order, the No Sail Order has been lifted and the cruise industry will work with the CDC on a phased in return-to-service, which will consist of three phases: (i) testing and implementing additional safeguards for crew members; (ii) conducting simulated voyages to test cruise operators’ ability to mitigate COVID -19 risk; and (iii) providing a certification to ships that meet specified requirements, thereby allowing for a phased return to cruise ship passenger voyages.

On April 2, 2021 the CDC announced a new phase of the Framework for Conditional Sailing Order for cruise ships operating or seeking to operate in U.S. waters with instructions for cruise ship operators to establish agreements at ports where they intend to operate, implement routine testing of crew and develop plans for vaccination to reduce the risk of COVID-19 spreading amongst crew and passengers. On May 5, 2021, the CDC announced the next two phases of the Framework for Conditional Sailing Order, which included instructions for cruise ships operating or seeking to operate in U.S. waters for preparing to conduct simulated voyages before resuming restricted passenger voyages once they have obtained conditional sailing certificates. We are continuing to review the CDC’s guidelines in connection with the Framework for Conditional Sailing Order as well as monitor the actions of our cruise line partners with respect to the status of the voluntary suspension of cruise sailings. We also believe that there have been positive developments around the availability and widespread distribution of effective COVID-19 vaccines, which we believe will be important to achieve historical occupancy levels of our cruise line and resorts partners. As of March 31, 2021, 47 of our destination resort spas were operating, some with capacity restrictions, and only two ships of our cruise line partners were operating with guests onboard at reduced capacity. We expect 42 vessels on which we operate health and wellness centers to be sailing by the end of July 2021, between 75 and 90 vessels to be sailing by the end of 2021 and approximately 160 vessels to be sailing over the next 24 months. As of the date of this prospectus supplement, we have placed over 500 members of our staff back on board our cruise line partners’ vessels.

The global spread of the COVID-19 pandemic is complex and rapidly-evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as restrictions and bans on travel or transportation, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, cancellation of events, including sporting events, conferences and meetings, and quarantines and lock-downs. The COVID-19 pandemic is currently impacting global operations in the travel and hospitality industry world-wide by necessitating the closure of certain destination resorts, travel and hospitality services and significantly reducing demand worldwide for travel and hospitality services.

Our Company has swiftly undertaken a number of proactive measures to mitigate the financial and operational impacts of COVID-19, which are detailed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2021. However, the COVID-19 outbreak has had a significant effect on our business. Due to the unknown duration and extent of the impact of the pandemic, which will depend on a number of factors, including the duration and scope of the pandemic, travel restrictions and advisories, the potential unavailability of ports and/or destinations of our cruise partners and a general impact on consumer sentiment regarding travel, the full effect on our financial performance cannot be quantified at this time and the full extent of the impact will be determined by our gradual return to service and the length of time COVID-19 influences travel decisions, but we expect to report a net loss for at least the quarter ending June 30, 2021 and likely for the year ending December 31, 2021.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We will cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2024; (iii) the date on which we have issued more than $1 billion in nonconvertible debt securities during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Corporate Information

Our principal executive offices are located at Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624 Nassau, Island of New Providence, Commonwealth of The Bahamas, and our telephone number is (242) 322-2670. Our website address is http://www.onespaworld.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

THE OFFERING

Common shares offered by the selling shareholders pursuant to this prospectus supplement	8,421,053 Common Shares.

Common shares outstanding prior to and after the completion of this offering	90,467,292 Common Shares.

Underwriters’ option to purchase additional shares	Steiner Leisure has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to acquire up to an additional 1,263,158 Common Shares at the public offering price, less the underwriting discounts and commissions.

Use of proceeds	We will not receive any proceeds from the sale of Common Shares in this offering by the selling shareholders. See “Use of Proceeds” in this prospectus supplement.

Dividends	We have not paid any cash dividends on our Common Shares to date. On March 24, 2020, we announced that we would defer payment of the quarterly dividend declared by our Board on February 26, 2020 for payment on May 29, 2020 to shareholders of record on April 10, 2020 until the Board reapproves its payment. In response to the impact of the COVID-19 pandemic, we have temporarily withdrawn from our dividend program until further notice. See “Risk Factors—Risks Related to this Offering—We may not pay dividends for the foreseeable future.”

Voting rights	Each Common Share offered hereby will be entitled to one vote per share on all matters submitted to shareholders for a vote.

Risk factors	For a discussion of risks relating to our Company, our business and an investment in our Common Shares, see “Risk Factors” in the accompanying prospectus and all other information set forth in this prospectus supplement and the accompanying prospectus before investing in our Common Shares.

Nasdaq symbol	OSW

The number of Common Shares that will be outstanding immediately after this offering as shown above is based on 90,467,292 Common Shares outstanding as of March 31, 2021, consisting of 73,281,792 common voting shares and 17,185,500 common non-voting shares. The number of Common Shares outstanding as of March 31, 2021 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	3,434,379 Common Shares issuable upon exercise of outstanding options at an exercise price of $12.99 per share;

•	2,195,783 Common Shares issuable upon vesting of restricted stock units and performance stock units outstanding under our 2019 Incentive Plan; and

•	29,145,379 Common Shares issuable upon the exercise of outstanding warrants.

RISK FACTORS

An investment in our Common Shares is subject to numerous risks as discussed more fully below and under the caption “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2021, which we incorporate by reference herein, and other information that we file from time to time with the SEC after the date of this prospectus supplement and which we incorporate by reference herein. Any of these risks could adversely affect our financial condition and results of operations or our ability to execute our business strategy. You should read and consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Common Shares. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. See “Incorporation of Certain Information By Reference.”

Risks Related to this Offering and our Common Shares

The market price and trading volume of our common shares has been and may continue to be volatile.

The market price and trading volume of our common shares may be volatile and could decline significantly, as has recently happened as a result of COVID-19 and related economic uncertainty. We cannot assure that the market price of our common shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, without limitation, the following:

•	the continuation and impact of the COVID-19 pandemic;

•

the realization of any of the risk factors presented in this prospectus supplement, the accompanying prospectus and our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity or financial condition;

•	performance and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales or resales, or anticipated issuances, sales or resales, of our common shares;

•	publication of research reports about us, the cruise industry, or the hospitality industry generally;

•	the performance and market valuations of our cruise line partners and of companies in the travel leisure industry;

•	broad disruptions in the financial markets, as have occurred as a result of COVID-19, including sudden disruptions in the credit markets;

•

speculation in the press or investment community with respect to the factors impacting our business, including the risk factors presented in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•	actual, potential or perceived operational and internal control, accounting or financial reporting issues; and

•	changes in accounting principles, policies and guidelines.

In the past, securities class-action litigation has been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, materially adversely impacting our business, operations, results of operations, financial condition and liquidity.

A sale of a substantial number of our Common Shares and future issuances of other equity or debt securities may cause the market price for our Common Shares to fall.

In connection with this offering, our Company, the selling shareholders and certain of our directors and officers have entered into lock-up agreements with the underwriters and agreed, subject to certain exceptions, not to offer, pledge, sell, enter into any swap or other agreement to transfer, or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares without the prior written consent of the underwriters for a period of 60 days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our directors and officers and the selling shareholder will be able to sell our Common Shares in the public market, subject to compliance with applicable securities laws restrictions. In addition, the underwriters may, in its sole discretion, release all or some portion of the Common Shares subject to lock-up agreements at any time and for any reason. Following the expiration of the lock-up period, we may offer a substantial number of Common Shares in the future pursuant to the shelf registration statement on Form S-3 that this prospectus supplement forms a part of. Sales of a substantial number of Common Shares upon the expiration of the lock-up period or otherwise, the perception that such sales could occur, or early release of these agreements, could cause the market price of our Common Shares to decline.

In the future, we may incur debt and/or issue equity ranking senior to our Common Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares. Because our decision to issue debt and/or equity in the future will depend, in part, on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our Common Shares and be dilutive to our existing shareholders.

Future issuances of our Common Shares upon the exercise of our warrants will also increase the number of Common Shares eligible for resale in the public market and result in dilution to our shareholders. On October 19, 2017, our predecessor, Haymaker, issued 8,000,000 warrants to purchase its common stock in a private placement concurrently with its IPO (the “Sponsor Warrants”). In connection with its IPO in 2017, Haymaker also issued 16,500,000 warrants to public investors (the “Public Warrants”). In connection with the Business Combination, Haymaker transferred 3,105,294 Sponsor Warrants in private placements to certain investors and to Steiner Leisure. As a result of the Business Combination and in accordance with the terms of our Amended and Restated Warrant Agreement, dated as of March 19, 2019, each whole Sponsor Warrant and each whole Public Warrant entitles the holder to purchase one Common Share at an exercise price of $11.50 per share, subject to potential adjustment. On April 30, 2020, we entered into an investment agreement with certain investors, including Steiner Leisure and certain members of our management and Board of Directors, pursuant to which we issued an aggregate of 5,000,000 warrants, each entitling the holder to purchase one Common Share (or one non-voting Common Share if held by Steiner Leisure) at an exercise price of $5.75 per share, subject to potential adjustment. For more information on the transactions pursuant to which the warrants were issued, see our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020 and our most recent Quarterly Report on Form 10-Q for the three months ended March 31, 2021. The Common Shares issued upon exercise of our warrants will result in dilution to the then existing holders of Common Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such Common Shares in the public market could adversely affect the market price of our Common Shares.

You may be diluted by the future issuance of additional Common Shares in connection with our incentive plans, acquisitions or otherwise.

As of March 31, 2021, we had an aggregate of 151,718,208 voting Common Shares authorized but unissued. Our Articles authorize our Board to issue Common Shares, options, rights and warrants relating to our Common

Shares at such times and upon such terms and conditions as our Board may determine, whether in connection with our incentive plans, acquisitions or otherwise, including in connection with our 2019 Equity Incentive Plan (as defined in our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020). Any Common Shares that we issue for such purposes could dilute the percentage ownership held by investors who purchase Common Shares in this offering.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share price and trading volume could decline significantly.

The market for our Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade their opinions about our business or our Common Shares, publish inaccurate or unfavorable research about us, or cease publishing about us regularly, demand for our common shares could decrease, which might cause our share price and trading volume to decline significantly.

You may have difficulty enforcing judgments against us.

We are an international business company incorporated under the laws of the Commonwealth of The Bahamas. A substantial portion of our assets are located outside the United States. As a result, it may be difficult or impossible to:

•	effect service of process within the United States upon us; or

•	enforce, against us, court judgments obtained in U.S. courts, including judgments relating to U.S. federal securities laws.

It is unlikely that Bahamian courts would entertain original actions against Bahamian companies, their directors or officers predicated solely upon U.S. federal securities laws. The Bahamian courts may apply any rule of Bahamian law which is mandatory irrespective of the governing law and may refuse to apply a rule of such governing law of the relevant documents, if it is manifestly incompatible with the public policy of The Bahamas. Furthermore, judgments based upon any civil liability provisions of the U.S. federal securities laws are not directly enforceable in The Bahamas. Rather, a lawsuit must be brought in The Bahamas on any such judgment. The courts of The Bahamas would recognize a U.S. judgment as a valid judgment, and permit the same to provide the basis of a fresh action in The Bahamas and should give a judgment based thereon without there being a re-trial or reconsideration of the merits of the case provided that (i) the courts in the United States had proper jurisdiction under Bahamian conflict of law rules over the parties subject to such judgment, (ii) the judgment is for a debt or definite sum of money other than a sum payable in respect of taxes or charges of a like nature or in respect of a fine or penalty, (iii) the U.S. courts did not contravene the rules of natural justice of The Bahamas, (iv) the judgment was not obtained by fraud on the part of the party in whose favor the judgment was given or of the court pronouncing it, (v) the enforcement of such judgment would not be contrary to the public policy of The Bahamas, (vi) the correct procedures under the laws of The Bahamas are duly complied with, (vii) the judgment is not inconsistent with a prior Bahamian judgment in respect of the same matter and (viii) enforcement proceedings are instituted within six years after the date of such judgment.

Steiner Leisure owns a significant portion of our shares and has representation on our board; Steiner Leisure may have interests that differ from those of other shareholders.

As of the date of this prospectus supplement, before giving effect to this offering, approximately 37.65% of our Common Shares are beneficially owned by Steiner Leisure and, after giving effect to this offering, approximately 28.58% of our Common Shares will be beneficially owned by Steiner Leisure (or 27.18% if the underwriters exercise their option to purchase additional Common Shares in full). Two of our directors were nominated by Steiner Leisure, and as a result, Steiner Leisure may be able to significantly influence the outcome of matters submitted for director action, subject to our directors’ obligation to act in the interest of all of our shareholders, and for shareholder action, including the designation and appointment of members of our Board (and committees thereof) and approval of significant corporate transactions, including business combinations, consolidations and mergers. The influence of Steiner Leisure over our management could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Common Shares to decline or prevent our shareholders from realizing a premium over the market price for our Common Shares.

Under the “Business Opportunities” section of our Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association (our “Articles”), among other things, we have renounced any interest or expectancy of us or our subsidiaries being offered an opportunity to participate in any potential transaction opportunities available to Steiner Leisure and certain of its affiliates and related parties, such parties have no obligation to communicate or offer such potential transaction opportunities to us, and such parties will have no duty to refrain from engaging in the same or similar businesses as us. Prospective investors in our Common Shares should consider that the interests of Steiner Leisure may differ from their interests in material respects.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud; as a result, shareholders could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of our common shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in our implementation could cause us to fail to meet our reporting obligations. In addition, any testing conducted by us, or any testing conducted by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which is likely to negatively affect our business and the market price of our shares.

We are required to disclose changes made in our internal controls and procedures on a quarterly basis and our management is required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. We could be an “emerging growth company” for up to five years following the date we became a public company, until 2024. In the event we satisfy certain requirements, including, without limitation, qualifying as a “large accelerated filer” due the aggregate market value of our Common Shares held by non-affiliates exceeding $700 million, our independent registered public accounting firm would be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

Certain provisions in our articles may limit shareholders’ ability to affect a change in management or control.

Our Articles include certain provisions which may have the effect of delaying or preventing a future takeover or change in control of us that shareholders may consider to be in their best interests. Among other things, our Articles provide for a classified Board serving staggered terms of three years, super majority voting requirements with respect to certain significant transactions and restrictions on the acquisition of greater than 9.99% ownership without our Board’s approval. Our equity plans and our officers’ employment agreements provide certain rights to plan participants and those officers, respectively, in the event of a change in control of us. Additionally, with the 2020 Private Placement and the related Investment Agreement (each, as defined in our most recent Annual

Report on Form 10-K/A for the year ended December 31, 2020), our Articles were amended to create a new class of non-voting Common Shares (the “non-voting Common Shares”). The Common Shares to be sold by the selling shareholders in this offering include 8,206,053 non-voting Common Shares. The non-voting Common shares will automatically be converted into Voting Common Shares upon the occurrence of certain events as set forth in the Articles. Each non-voting Common Share will automatically convert into one voting Common Share, upon the occurrence of a Qualified Transfer of such non-voting Common Share or with the prior consent of our Board of Directors. A “Qualified Transfer” means a transfer (x) to a third party that is not (1) an affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the U.S. Tax Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that is not otherwise prohibited under the Articles. This may dilute the voting power of the current common shareholders. In addition to the non-voting Common Shares, we have issued deferred shares and warrants as more fully described elsewhere in the accompanying prospectus and our most recent Annual Report on Form 10-K/A for the year ended December 31, 2020. These deferred shares and warrants may further reduce the control and voting power of a common shareholder.

We may not pay dividends for the foreseeable future.

We have not paid any cash dividends on our Common Shares to date. On March 24, 2020, we announced that we would defer payment of the quarterly dividend declared by our Board on February 26, 2020 for payment on May 29, 2020 to shareholders of record on April 10, 2020 until the Board reapproves its payment. In response to the impact of the COVID-19 pandemic, we have temporarily withdrawn from our dividend program until further notice. There is no assurance of when we will pay dividends on our Common Shares in the future, if at all. In addition, any determination to pay dividends in the future, and the frequency and amount of any dividends declared, will be within the discretion of our Board and will depend on our financial condition and results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. We are not legally or contractually required to pay dividends. As a result, shareholders may have to rely on sales of their Common Shares after price appreciation in order to realize any future gains on their investment.

Risks Related to Our Business

Actual or Threatened Epidemics or Pandemics may Have an Adverse Effect on our Business, Financial Condition and Results of Operation

In December 2019, COVID-19 was reported in Wuhan, China. The World Health Organization declared COVID-19 a “Public Health Emergency of International Concern.” Steps have been taken by various countries to advise citizens to avoid non-essential travel, to implement closures of non-essential operations, and to implement quarantines and lockdowns to contain the spread of the virus. On March 8, 2020 the U.S. Department of State issued a warning for US citizens to not travel by cruise ship and this was soon followed by stringent restrictions on international travel and immigration by the U.S. and many other countries across Asia, Europe and South America. The global spread of the COVID-19 pandemic is complex and rapidly-evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities to combat its spread, such as restrictions on travel transportation, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, and cancellation of events. Several vaccines have been granted emergency-use authorizations in numerous countries and vaccines are being rolled out to citizens based on their priority of need. These COVID-19 vaccines have been shown to be highly effective in clinical trials and are being distributed to certain populations in the United States and around the world.

While these vaccines are a promising milestone in global efforts to contain and eliminate COVID-19, a number of uncertainties remain, including whether any additional vaccines will receive regulatory approval, the risk of differing interpretations and assessments by the scientific community during the peer review/publication process, widespread adoption of the vaccines by consumers, the availability of the raw materials needed in the quantities required to manufacture the vaccine, pricing and access challenges, storage, distribution and administration requirements, and logistics. There can be no assurance as to when a sufficient number of individuals will be vaccinated, permitting travel restrictions to be lifted. Recently, new COVID-19 variants were recognized in Brazil, South Africa, and the United Kingdom. These variants have the potential to increase the lethality and/or spread of COVID-19, reduce vaccine effectiveness, and may prolong the duration of the pandemic, negatively impacting our business performance.

The COVID-19 pandemic has subjected us to risks related to our business, operations, results of operations, financial condition, and liquidity.

In response to the COVID-19 pandemic, the CDC issued a No Sail Order on March 14, 2020, which was extended several times until, on October 30, 2020, the CDC issued a Framework for Conditional Sailing Order, which will remain in effect until the earliest of (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) November 1, 2021. Pursuant to the Framework for Conditional Sailing Order, the No Sail Order has been lifted and the cruise industry will work with the CDC on a phased in return-to-service, which will consist of three phases: (i) testing and implementing additional safeguards for crew members; (ii) conducting simulated voyages to test cruise operators’ ability to mitigate COVID -19 risk; and (iii) providing a certification to ships that meet specified requirements, thereby allowing for a phased return to cruise ship passenger voyages. On April 2, 2021 the CDC announced a new phase of the Framework for Conditional Sailing Order for cruise ships operating or seeking to operate in U.S. waters with instructions for cruise ship operators to establish agreements at ports where they intend to operate, implement routine testing of crew, and develop plans for vaccination to reduce the risk of COVID-19 spreading amongst crew and passengers. On May 5, 2021, the CDC announced the next two phases of the Framework for Conditional Sailing Order, which included instructions for cruise ships operating or seeking to operate in U.S. waters for preparing to conduct simulated voyages before resuming restricted passenger voyages once they have obtained conditional sailing certificates. We are continuing to review the CDC’s guidelines in connection with the Framework for Conditional Sailing Order as well as monitor the actions of our cruise line partners with respect to the status of the voluntary suspension of cruise sailings. As of March 31, 2021, two of the ships we serve had commenced sailing and 47 of our destination resort spas were operating, some with capacity restrictions.

The COVID-19 pandemic has materially negatively adversely impacted our financial condition, and is expected to continue to materially negatively adversely impact our financial condition in fiscal year 2021. We cannot presently estimate the extent to which the pandemic will impact our business, operations, results of operations or financial condition, which will depend on a number of factors, such as the duration and scope of the pandemic; the negative impact it has on global and regional economies and economic activity, including the duration and magnitude of its impact on unemployment rates and consumer discretionary spending; its short and longer-term impact on the demand for travel, transient and group business, and levels of consumer confidence; our ability to successfully navigate the impacts of the pandemic; actions governments, businesses and individuals take in response to the pandemic, including limiting or banning travel and cruises; and how quickly economies, travel and cruise activity, and demand for our services recover after the pandemic subsides.

To date we have incurred, and expect to continue to incur, significant costs caused by the COVID-19 pandemic. In light of the ongoing suspension of cruise voyages, the Company has taken steps to reduce expenses, including to date (i) repatriating all of our shipboard staff, (ii) furloughing 96% of U.S. and Caribbean-based destination resort spa personnel and subsequently terminating the employment of 66% of such personnel, (iii) implementing furloughs, terminations of employment, or salary reductions for all corporate personnel, (iv) eliminating all non-essential operating and capital expenditures, and (v) deferring payment of the dividend declared by our Board in the first quarter of 2020 and suspending our dividend program until further notice, among other actions. Such steps, and further changes we may make in the future to reduce costs, may negatively impact guest loyalty, customer preferences, or our ability to attract and retain employees, destination resort partners or investors, and our reputation and market share may suffer as a result. Notwithstanding the mitigating actions we have undertaken, the Company continues to incur significant ongoing expenses. We may also incur additional COVID-19 related costs if we are subject to greater hygiene-related protocols in our services that are mandated by government authorities or other international authorities. In addition, the industry as whole may be subject to enhanced health and hygiene requirements in attempts to counteract future outbreaks, which requirements may be costly and take a significant amount of time to implement.

COVID-19 has caused heightened volatility and disruptions in the global credit and financial markets, and this may adversely affect our ability to borrow and could increase our counterparty credit risks. Additionally, the outbreak of COVID-19 may have adverse negative impacts on restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements.

As a result of COVID-19, some credit agencies may downgrade our credit ratings in the future. If our credit ratings are downgraded in the future, or if general market conditions were to ascribe a higher risk to our credit rating levels, our industry, or our company, our access to capital and the cost of debt financing will be further negatively impacted. The interest rate we pay on our existing debt instruments is affected by our credit ratings. Accordingly, a downgrade may cause our cost of borrowing to further increase.

We Depend on Our Agreements with Cruise Lines and Destination Resort Health and Wellness Centers; if These Agreements Terminate, Our Business Would Be Harmed

A significant portion of our revenues are generated from our cruise ship health and wellness operations, which have been adversely impacted by the outbreak of COVID-19. In light of the current market conditions and the other impacts caused by COVID-19, these agreements, as well as our other cruise line agreements, may not be renewed after their expiration date on similar terms or at all. Any renewals may cause further reductions in our margins, as the amounts we pay to cruise lines and land-based venues may increase upon entering into renewals of agreements.

In addition, these agreements provide for termination by the cruise lines with limited or no advance notice under certain circumstances, including, among other things, the withdrawal of a ship from the cruise trade, the sale or lease of a ship or our failure to achieve specified passenger service standards. Due to the impact of COVID-19, six vessels on which we operated health and wellness centers have been taken out of service permanently by our cruise line partners, and 20 vessels on which we operated health and wellness centers prior to the COVID-19 pandemic have been sold to other cruise line operators, including operators we currently serve. We are engaged in discussions with these cruise line operators regarding agreements to continue operation of our health and wellness centers aboard these ships; however, there can be no assurance that we will execute satisfactory agreements. Termination or nonrenewal of cruise line agreements, either upon completion of their terms or prior thereto, could have a material adverse effect on our results of operations and financial condition. Some of our land-based destination resort health and wellness center agreements also provide for termination with limited advance notice under certain circumstances.

As a result of the consolidation of the cruise industry, the number of independent cruise lines has decreased in recent years, and this trend may continue. Also, some cruise lines have ceased operating and this may happen to other cruise lines in the future. As a result of these factors, a small number of cruise companies, all of which currently are our customers, dominate the cruise industry.

We Depend on the Cruise Industry and Their Risks Are Risks to Us

The cruise industry has never before experienced a complete cessation of its operations. The public concern over the outbreak of the COVID-19 pandemic, coupled with a drop in demand for international travel and leisure, and restrictions on international travel and immigration, have adversely affected the demand for cruises. In addition, COVID-19 has caused and may continue to cause some cruise lines to declare bankruptcy or cause their lenders to declare a default, accelerate the related debt, or foreclose on collateral. Such bankruptcies, accelerations or foreclosures could, in some cases, result in the termination of our agreements with certain of our cruise line partners and eliminate our anticipated income and cash flows, which could negatively affect our results of operations. Cruise lines in bankruptcy may not have sufficient assets to pay us termination fees, other unpaid fees, or reimbursements we are owed under their agreements with us. Even if some cruise lines do not declare bankruptcy, they may be unable or unwilling to pay us amounts to which we are entitled on a timely basis or at all. Cruise lines compete for consumer disposable leisure time dollars with virtually all other vacation alternatives. Demand for cruises is dependent on the underlying economic strength of the countries from which cruise lines source their passengers. Economic changes such as unemployment, economic uncertainty, and the threat of a global recession reduce disposable income or consumer confidence in the countries from which our cruise line partners source their passengers and have affected the demand for vacations, including cruise vacations, which are discretionary purchases.

Despite the general historic trend of growth in the volume of cruise passengers prior to the outbreak of COVID-19, the impacts related to COVID-19 may have a material adverse effect on the number of future cruise passengers once voyages resume. A future resurgence of COVID-19, or the outbreak of another pandemic, could cause a cessation of cruise operations again, even after voyages resume.

Prior to the outbreak of COVID-19, a continuing industry trend reported by CLIA was the growing number of passengers sourced from outside North America. We believe that non-North American passengers spend less on our services and products than North American passengers. Other recent trends are those of certain cruise lines reducing the number of cruises to certain long-standing destinations and replacing them with alternative exotic destinations, as well as extending the length of voyages. When the cruise industry resumes operations after a containment of the COVID-19 pandemic, a number of such replacements and extensions could result in cruises producing lower revenues than they produced in prior years.

A significant portion of the cruise industry’s growth is expected to come from expansion of markets outside of our core North American market. Our health and wellness centers on ships operating in the North American market are our best performing centers, and there can be no assurance that we will be able to generate the same revenue performance in non-North American markets. Additionally, our cruise line partners dictate the itineraries and geographies where their ships sail, and they may change itineraries to be less favorable to our revenue performance.

Accidents and other incidents involving cruise ships can materially adversely affect the cruise industry, as well as our results of operations and financial condition. Among other things, accidents reduce our revenues and increase the costs of our maritime-related insurance. In addition, accidents can adversely affect consumer demand for cruise vacations.

Other risks to the cruise industry include unscheduled withdrawals of ships from service, delays in new ship introductions, environmental violations by cruise lines, and restricted access of cruise ships to environmentally sensitive regions, hurricanes and other adverse weather conditions and increases in fuel costs. For example, in the past, hurricanes have caused the withdrawal of ships that we served from service for use in hurricane relief efforts, as well as the temporary closing of cruise ports and the destruction of facilities. A number of cruise ships have experienced outbreaks of illnesses such as norovirus, E.coli, measles and COVID-19 that have affected, at times, hundreds of passengers on a ship.

Severe weather conditions, both at sea and at ports of embarkation, also could adversely affect the cruise industry. The cruise industry also relies to a significant extent on airlines to transport passengers to ports of embarkation. A drastic reduction in airline services, and travel and immigration related restrictions due to the impacts of COVID-19, have adversely affected us. In addition, any strikes or other disruptions of airline service, including those that could follow terrorist attacks or armed hostilities, could adversely affect the ability of cruise passengers or our shipboard staff to reach their ports of embarkation, or could cause cancellation of cruises.

Cruise ships have increasingly had itineraries which provide for the ships to be in port during cruises. When cruise ships are in port, our revenues are adversely affected.

Cruise ships periodically go into dry-dock for routine maintenance, repairs and refurbishment for periods ranging from one to three weeks. Cruise ships also may be taken out of service unexpectedly for non-routine maintenance and repairs as a result of damage from an accident or otherwise, such as the Carnival Triumph, Oasis of the Seas, and Costa Smeralda incidents. A ship also may go out of service with respect to us if it is transferred to a cruise line we do not serve or if it is retired from service. While we attempt to plan appropriately for the scheduled removal from service of ships we serve, unexpected removals from service of ships we serve can hamper the efficient distribution of our shipboard personnel, in addition to causing unexpected reductions in our shipboard revenues.

The cruise lines’ capacity has grown in recent years and is expected to continue to grow over the next few years as new ships are introduced. In order to utilize the new capacity, it is likely that the cruise industry will need to increase its share of the overall vacation market. In order to increase that market share, cruise lines may be required to offer discounted fares to prospective passengers, which would have the potentially adverse effects on us described above.

We Are Required to Make Minimum Payments under Our Agreements and May Face Increasing Payments to Cruise Lines and Owners of Our Destination Resort Health and Wellness Centers

We are obligated to make minimum annual payments to certain cruise lines and owners of our land-based venues regardless of the amount of revenues we receive from customers. We may also be required to make such minimum annual payments under any future agreements into which we enter. Accordingly, we could be obligated to pay more in minimum payments than the amount we collect from customers.

We Depend on the Continued Viability of the Ships and Destination Resort Health and Wellness Centers We Serve

Our revenues from our shipboard guests and guests at our destination resort health and wellness centers can only be generated if the ships and land-based venues we serve are open for business and continue to operate. Historically, some smaller cruise lines we served have ceased operating for economic reasons. We cannot be assured of the continued viability of any of the land-based venues (including our ability to protect our investments in build-outs of health and wellness centers) or cruise lines that we serve, particularly in the event of recurrence of the more severe aspects of the economic slowdown experienced in certain prior years, which may occur due to the COVID-19 pandemic. To the extent that cruise lines or land-based venues we serve, or could potentially serve in the future, cease to operate all or a portion of their operations, our results of operations and financial condition could be adversely affected.

Increased Costs Could Adversely Impact our Financial Results

To date we have incurred, and expect to continue to incur, significant costs until COVID-19 is contained relating to transportation, including repatriation, of our staff and hygiene-related protocols in our services that are mandated by government authorities or other international authorities. In addition, we expect that the industry as a whole will be subject to enhanced health and hygiene requirements with respect to COVID-19 and to counteract future outbreaks, which requirements may be costly and take a significant amount of time to implement across our global fleet cruise operations.

The currently existing restrictions on air travel and immigration due to the impacts of COVID-19, coupled with government mandated social-distancing norms, could increase transportation costs in the future. In addition to the adverse effects described above, periods of higher fuel costs in the future can adversely affect us directly. We depend on commercial airlines for the transportation of our shipboard employees to and from the ships we serve and, as a result, we pay for a relatively large number of flights for these employees each year. During times of higher fuel costs, such as those experienced in certain prior years, airfares, including those applicable to the transportation of our employees, have been increased by the airlines we have utilized. Additionally, increased fuel costs could also add to the costs of delivery of our products to the ships we serve and other destinations in the future. Higher fuel charges also increase the cost to consumers of transportation to cruise ship destination ports and to venues where we operate our destination resort health and wellness centers, and also increase the cost of utilities at our destination resort health and wellness centers. Periods of increasing fuel costs would likely cause these transportation costs to correspondingly increase. Extended periods of increased airfares could adversely impact our results of operations and financial condition.

Increases in prices of other commodities utilized by us in our business could adversely affect us. For example, in certain prior years, as a result of increases in the cost of cotton, the cost to us of linens and uniforms utilized in our operations has increased. Our land-based health and wellness operations also have experienced an increase in the cost of electrical utilities. Increases in minimum wage obligations in jurisdictions where we employ personnel have also affected us directly and could adversely impact our results of operation and financial condition.

We Depend on Our Key Officers and Qualified Employees

In order to mitigate the impacts of the COVID-19 pandemic, we repatriated all of our cruise ship personnel, certain of which personnel have returned to work on the one vessel sailing as of March 31, 2020, furloughed 96% of U.S. and Caribbean-based destination resort spa personnel and subsequently terminated the employment of 66% of such personnel, and implemented furloughs, terminations of employment, or salary reductions for all corporate personnel.

Our ability to mitigate the impacts of COVID-19 and our continued success will depend to a significant extent on our senior executive officers, including Leonard Fluxman, our Executive Chairman, President and Chief Executive Officer, and Stephen Lazarus, our Chief Financial Officer and Chief Operating Officer. The unanticipated loss of the services of either of these persons or other key management personnel, due to illness, resignation or otherwise, could have a material adverse effect on our business.

Our future success after the COVID-19 pandemic subsides is dependent on our ability to recruit and retain personnel qualified to perform our services. Shipboard employees typically are employed pursuant to agreements with terms of nine months. Our land-based health and wellness employees generally are employed without contracts, on an at-will basis. Other providers of shipboard health and wellness services compete with us for shipboard personnel. We also compete with destination resort health and wellness centers and other employers for our shipboard and land-based health and wellness personnel. After the effects of COVID-19 are controlled, and after we resume our operations, we may not be able to assemble a sufficient number of employees possessing the requisite training and skills necessary to conduct our business. Our inability to attract a sufficient number of qualified personnel in the future to provide our services and products could adversely impact our results of operations and financial condition. In addition, due to the impacts of COVID-19, the immigration approval processes in the United States has experienced severe backlog and may in the future proceed at a slower pace than previously had been the case. Since many of our shipboard employees are not United States citizens, exacerbation of this trend of immigration restrictions caused by COVID-19 could adversely affect our ability to meet our shipboard staffing needs on a timely basis.

Almost all of our shipboard personnel come from jurisdictions outside the United States. Due to the restrictions on international travel and immigration caused by COVID-19, our ability to obtain non-United States shipboard employees in the future will be subject to regulations in certain countries from which we source a number of our employees and, in the case of one country, control by an employment company that acts on behalf of employees and potential employees from that country. In addition, in that country, we are required to deal with local employment companies to facilitate the hiring of employees. Our ability to obtain shipboard employees from those countries on economic terms that are acceptable to us may be hampered by our inability to enter into an acceptable agreement with the applicable local employment company.

In addition, the various jurisdictions where we operate our health and wellness centers have their own licensing or similar requirements applicable to our employees, which could affect our ability to open new health and wellness centers on a timely basis or adequately staff existing health and wellness centers. The ship we serve that is United States-based also is subject to United States labor law requirements that can result in delays in obtaining adequate staffing.

Possible Adverse Changes in United States or Foreign Tax Laws or Changes in Our Business Could Increase Our Taxes

Background

We are a Bahamas international business company (“IBC”) that owns, among other entities, OneSpaWorld (Bahamas) Limited (formerly known as Steiner Transocean Limited) (“OneSpaWorld (Bahamas)”), our principal subsidiary and a Bahamas IBC that conducts our shipboard operations, primarily outside United States waters (which constitutes most of our shipboard activities), and One Spa World LLC, a Florida limited liability company that performs administrative services in connection with our operations in exchange for fees from OneSpaWorld (Bahamas) and other subsidiaries.

We also own, directly or indirectly, the shares of additional subsidiaries organized in the United States, the United Kingdom and other taxable jurisdictions, as well as subsidiaries organized in jurisdictions that do not subject the subsidiaries to taxation.

Currently, we and our non-United States subsidiaries are not subject to Bahamas income tax or other (including United States federal) income tax, except as set forth below. Our United States subsidiaries are subject to United States federal income tax as a consolidated group at a regular corporate rate (currently 21%). Generally, any dividends paid by our United States holding company to its parent, are subject to a 30% United States withholding tax. Other than as described below, we believe that none of the income generated by our non-United States subsidiaries should be effectively connected with the conduct of a trade or business within the United States and, accordingly, that such income should not be subject to United States federal income tax.

A foreign corporation generally is subject to United States federal corporate income tax at the regular corporate rate (currently 21%) on its taxable income that is effectively connected with the conduct of a trade or business within the United States (“effectively connected income” or “ECI”). A foreign corporation also can be subject to a branch profits tax of 30% imposed on “dividend equivalent amounts” of its after-tax earnings that are ECI.

ECI may include any type of income from sources within the United States (“U.S.-source income”), but only limited types of income from sources without the United States (“foreign-source income”). OneSpaWorld (Bahamas) has three types of income: income from the provision of health and wellness services, income from the sales of health and wellness products and income from leasing (at rates determined on an arm’s length basis) our shipboard employees and space to a United States subsidiary that performs health and wellness services and sells health and wellness products while the ships are in United States waters and pays OneSpaWorld (Bahamas) the amounts referenced above (the “U.S. Waters Activities”).

We believe that most of OneSpaWorld (Bahamas)’s shipboard income should be treated as foreign-source income under the U.S. Treasury Department regulations for determining the source of such income (the “source rule regulations”). This belief is based on the following:

•

all of the functions performed, resources employed and risks assumed in connection with the performance of the above-mentioned services and sales (other than OneSpaWorld (Bahamas)’s involvement in the U.S. Waters Activities) occur outside of the United States; and

•	income to OneSpaWorld (Bahamas) from the U.S. Waters Activities is ECI, and thus subject to United States income taxation, but constitutes a small percentage of OneSpaWorld (Bahamas)’s total income.

To the extent that our belief about the source of OneSpaWorld (Bahamas)’s shipboard income is correct, such income would not be ECI because such income is income of a character (compensation for services, gains on sales of certain property, and rental income from the lease of tangible property) that cannot be treated as ECI unless it is treated as U.S.-source income.

The Risks to OneSpaWorld

Under United States Treasury Department regulations, as of January 1, 2007, all or a portion of OneSpaWorld (Bahamas)’s income for periods commencing on or after that date could be subject to United States federal income tax at a rate of up to 35% with respect to income earned prior to January 1, 2018 and 21% with respect to income earned thereafter:

•

to the extent the income from OneSpaWorld (Bahamas)’s shipboard operations that OneSpaWorld believes are performed outside of United States territorial waters is considered by the Internal Revenue Service (“IRS”) to be attributable to functions performed, resources employed or risks assumed within the United States or its possessions or territorial waters;

•

to the extent the income from OneSpaWorld (Bahamas)’s sale of health and wellness products for use, consumption, or disposition in international waters is considered by the IRS to be attributable to functions performed, resources employed or risks assumed within the United States, its possessions or territorial waters; or

•

to the extent that passage of title or transfer of ownership of products sold by OneSpaWorld (Bahamas) for use, consumption or disposition outside international waters, takes place in the United States or a United States office materially participates in such sales.

If OneSpaWorld (Bahamas) were considered to be a controlled foreign corporation (“CFC”) for purposes of the source rule regulations, any of its shipboard income would be considered U.S.-source income and would be subject to United States federal income tax unless such income is attributable to functions performed, resources employed or risks assumed in a foreign country or countries.

A foreign corporation is a CFC if more than 50% of (i) the total combined voting power of all classes of stock entitled to vote or (ii) the total value of the stock of such corporation is owned or considered as owned by “United States shareholders” (“U.S. shareholders”) on any day during the taxable year of such corporation. A “U.S. Shareholder,” generally, means a “United States person” (“U.S. person”) who owns directly, indirectly or constructively at least 10% of the voting power or value of the stock of a foreign corporation. A “U.S. person” is a citizen or resident of the United States, a domestic partnership, a domestic corporation, any domestic estate or a trust over which a United States court is able to exercise administrative supervision and over which one or more U.S. persons have authority to control all substantial decisions.

Under certain “downward attribution” rules made applicable by a provision of Pub. L. No. 115-97, enacted December 22, 2017 (known as the “Tax Cuts and Jobs Act” (“TCJA”)), to determine the CFC status of a foreign corporate subsidiary of a foreign parent corporation that also has a U.S. subsidiary, the foreign subsidiary may in certain circumstances be treated as a CFC based solely on its brother-sister relationship to the U.S. subsidiary. However, on September 22, 2020, the Federal Register published an amendment to the source rule regulations (the “2020 amendment”), providing that for purposes of that regulation, the status of a foreign corporation as a CFC or not is determined without regard to the above-mentioned provision of the TCJA. The 2020 amendment applies to taxable years of foreign corporations ending on or after October 1, 2019. For taxable years of foreign corporations ending before October 1, 2019, a taxpayer may apply such provisions to the last taxable year of a foreign corporation beginning before January 1, 2018, and each subsequent taxable year of the foreign corporation, provided that the taxpayer and U.S. persons that are related (within the meaning of section 267 or 707) to the taxpayer consistently apply such provisions with respect to all foreign corporations.

Accordingly, solely for purposes of the source rule regulations, we believe that OneSpaWorld (Bahamas) should not be characterized as a CFC. This should allow us to treat most of our shipboard income, which is earned by a foreign corporation that would not be a CFC but for the TCJA provision referred to above, to be foreign source income to the same extent as income earned by a foreign corporation that is not a CFC.

If OneSpaWorld (Bahamas) is subject to United States federal income tax (at a rate of 21%) on its income that is ECI, it also would be subject to a branch profits tax of 30% on its annual dividend equivalent amount (a measure of its after-tax earnings that are considered to be withdrawn, from its United States business).

Certain non-United States jurisdictions may also assert that OneSpaWorld (Bahamas)’s income is subject to their income tax.

Some of our United Kingdom, Bahamas and United States subsidiaries provide goods and/or services to us and certain of our other subsidiaries. The United Kingdom or United States tax authorities may assert that some or all of these transactions do not contain arm’s length terms. In that event, income or deductions could be reallocated among our subsidiaries in a manner that could increase the United Kingdom or United States tax on us. This reallocation also could result in the imposition of interest and penalties.

We cannot assure you that the tax laws on which we have relied to minimize our income taxes will remain unchanged in the future.

Our land-based operations, the income from which is generally taxable, have significantly increased and we intend to consider land-based opportunities in the future (though we cannot assure you that we will be successful in finding appropriate opportunities). To the extent that we are able to effectively implement this strategy, the amount of our income that is subject to tax would increase.

The Success of Health and Wellness Centers Depends on the Hospitality Industry

We are dependent on the hospitality industry for the success of destination resort centers. The public concern over the COVID-19 pandemic, coupled with a drop in demand for international travel and leisure, and restrictions on international travel and immigration have adversely affected the hospitality industry. To the extent that consumers do not choose to stay at venues where we operate health and wellness centers, over which we have no control, our business, operations, results of operations and financial condition could be materially adversely affected.

The considerations described above regarding the effects of adverse economic conditions on the cruise industry apply similarly to the hospitality industry, including the destination resorts where we have operations. Periods of economic slowdown result in reduced destination resort occupancy rates and decreased spending by destination resort guests, including at the destination resorts where we operate health and wellness centers. The recurrence of challenging economic conditions, as well as instances of increased fuel costs, which have occurred in certain prior years, could result in lower destination resort occupancy, which would have a direct, adverse effect on the number of destination resort guests that purchase our health and wellness services and products at the venues in question. Accordingly, such lower occupancy rates at the destination resorts we serve could have a material adverse effect on our results of operations and financial condition.

The following are other risks related to the hospitality industry:

•

changes in the national, regional and local conditions (including major national or international terrorist attacks, armed hostilities or other significant adverse events, including an oversupply of hotel properties or a reduction in demand for hotel rooms);

•	the possible loss of funds expended for build-outs of health and wellness centers at venues that fail to open, underperform or close due to economic slowdowns or otherwise;

•	the attractiveness of the venues to consumers and competition from comparable venues in terms of, among other things, accessibility and cost;

•

the outbreaks of illnesses, such as the COVID-19 outbreak, or the perceived risk of such outbreaks, in locations where we operate land-based health and wellness centers or locations from which guests of such wellness centers are sourced;

•	weather conditions, including natural disasters, such as earthquakes, hurricanes, tsunamis and floods, which may be increasing due to climate change;

•	possible labor unrest or changes in economics based on collective bargaining activities;

•	changes in ownership, maintenance or room rates of, or popular travel patterns and guest demographics at the venues we serve;

•

possible conversion of guest rooms at hotels to condominium units and the decrease in health and wellness center usage that often accompanies such conversions, and the related risk that condominium hotels are less likely to be suitable venues for our health and wellness centers;

•	reductions in destination resort occupancy during major renovations or as a result of damage or other causes;

•

acquisition by destination resort chains of health and wellness service providers to create captive “in-house” brands and development by destination resort chains of their own proprietary health and wellness service providers, reducing the opportunity for third-party health and wellness providers like us; and

•

the financial condition of the airline industry, which, as a result of the COVID-19 pandemic, resulted in an elimination of, or reduction in, airline service to locations where we operate destination resort facilities, which has resulted and could continue to result in fewer guests at those venues.

We Compete with Passenger Activity Alternatives

We compete with passenger activity alternatives on cruise ships and with competing providers of services and products similar to our services and products seeking agreements with cruise lines. Casinos, bars and a variety of shops are found on almost all of the ships served by us. In addition, ships dock in ports which provide opportunities for additional shopping as well as other activities that compete with us for passenger attention and disposable income, and cruise ships are increasingly offering itineraries providing for greater numbers of port days. Cruise ships also typically offer swimming pools and other recreational facilities and activities, as well as musical and other entertainment, all without additional charge to the passengers. Certain cruise lines we formerly served have engaged the services of third parties or their own personnel for the operation of the health and wellness centers for all or some of their ships. Additional cruise lines could take similar actions in the future. In addition, there are certain other entities offering services in the cruise industry similar to those provided by us and we may not be able to serve new cruise ships that come into service and that are not covered by our cruise line agreements.

Many of the land-based venues that we serve or may serve in the future offer recreational entertainment facilities and activities similar to those offered on cruise ships, often without additional charge to guests. A number of the hotels we serve also offer casino gambling. These activities and facilities compete with us for customer time and disposable income. Our destination resort health and wellness centers also compete with other health and wellness centers in their vicinities, as well as with other beauty, relaxation or other therapeutic alternatives. These include salons that offer these services at prices significantly lower than those charged by us. We believe, however, that the prices charged by us are appropriate for the quality of the experience we provide in our respective markets. In addition, we also compete, both for customers and for contracts with hotels, with health and wellness centers and beauty salons owned or operated by companies that have offered their destination resort health and wellness services longer than we have, some of which enjoy greater name recognition with customers and prospective customers than health and wellness centers operated by us. Also, a number of these health and wellness center operators may have greater resources than we do. Further, some hotel operators provide health and wellness services themselves. If we are unable to compete effectively in one or more areas of our operations, our results of operations and financial condition could be adversely affected.

Risks Relating to Non-U.S. Operations and Hostilities

The cruise lines we serve operate in waters and call on ports throughout the world and our destination resort health and wellness centers are located in a variety of countries. Operating internationally exposes us to a number of risks, including increased exposure to a wider range of regional and local economic conditions, volatile local political conditions, potential changes in duties and taxes, including changing and/or uncertain interpretations of existing tax laws and regulations, required compliance with additional laws and policies affecting cruising, vacation or maritime businesses or governing the operations of foreign-based companies, currency fluctuations, interest rate movements, difficulties in operating under local business environments, port quality and availability in certain regions, U.S. and global anti-bribery laws or regulations, imposition of trade barriers and restrictions on repatriation of earnings.

Operating globally also exposes us to numerous and sometimes conflicting legal, regulatory and tax requirements. In many parts of the world, including countries in which we operate, practices in the local business communities might not conform to international business standards. We must adhere to policies designed to promote legal and regulatory compliance as well as applicable laws and regulations. However, we might not be successful in ensuring that our employees, agents, representatives and other third parties with whom we associate throughout the world properly adhere to them. Failure by us, our employees or any of these third parties to adhere to our policies or applicable laws or regulations could result in penalties, sanctions, damage to our reputation and related costs which in turn could negatively affect our results of operations and cash flows.

As a global operator, our business may also be impacted by changes in U.S. policy or priorities in areas such as trade, immigration and/or environmental or labor regulations, among others. Depending on the nature and scope of any such changes, they could impact our domestic and international business operations. Any such changes, and any international response to them, could potentially introduce new barriers to passenger or crew travel and/or cross border transactions, impact our guest experience and/or increase our operating costs.

The waters and countries in which we operate include geographic regions that, from time to time, experience political and civil unrest and armed hostilities. Political unrest in areas where we operate health and wellness centers also has adversely affected our operations and continued political unrest in the Middle East has adversely affected the travel industry in that region. The threat of additional attacks and of armed hostilities internationally or locally may cause prospective travelers to cancel their plans, including plans for cruise or land-based venue vacations. Weaker cruise industry and land-based venue performance could have a material adverse effect on our results of operations and financial condition.

Severe Weather Can Disrupt Our Operations

Our operations may be impacted by adverse weather patterns or other natural disasters, such as hurricanes, earthquakes, floods, fires, tornados, tsunamis, typhoons and volcanic eruptions. Most scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that could have significant physical effects, such as increased frequency and severity of hurricanes, storms, droughts, floods, and other climatic events. It is possible that cruises we serve could be forced to alter itineraries or cancel a cruise or a series of cruises or tours due to these or other factors. Extreme weather events, such as hurricanes, floods and typhoons, may not only cause disruption, alteration, or cancellation of cruises and closures of destination resort health and wellness centers but may also adversely impact commercial airline flights and other transport or prevent certain individuals from electing to utilize our offerings altogether. In addition, these extreme weather conditions could result in increased wave and wind activity, which would make it more challenging to sail and dock ships and could cause sea/motion sickness among guests and crew on the ships we serve. These events could have an adverse impact on the safety and satisfaction of cruising and could have an adverse impact on our net revenue yields and profitability. Additionally, these extreme weather conditions could impact our ability to provide our cruise products and services as well as to obtain insurance coverage for operations in such areas at reasonable rates.

Risk of Early Termination of Land-Based Health and Wellness Center Agreements

A number of our land-based health and wellness center agreements provide that landlords may terminate the agreement prior to its expiration date (provided, in some cases, that we receive certain compensation with respect to our build-out expenses and earnings lost as a result of such termination). While we always attempt to negotiate the best deal we can in this regard, we may not be able to successfully negotiate a termination fee in any of our future agreements or that any amounts we would receive in connection with such termination accurately reflects the economic value of the assets we would be leaving behind as a result of such termination. In addition, in the event of certain terminations of an agreement with a land-based venue, such as by the venue operator after our breach of an agreement, or as a result of the bankruptcy of a venue, even if we have a provision in our agreement providing for a termination payment, we could receive no compensation with respect to build-out expenditures we have incurred.

We also attempt to obtain terms in our land-based health and wellness center agreements that protect us in the event that the lessor’s lender forecloses and takes over the property in question. However, we cannot always obtain such protective “non-disturbance” terms. In the event that the lender to a land-based venue owner under an agreement where no such non-disturbance term is included forecloses on that property, our agreement could be terminated prior to the expiration of its term. In such case, in addition to the loss of income from that health and wellness center, we could lose the residual value of any investment we made to build out that facility.

Delays in New Ship Introductions Could Slow Our Growth

Our growth depends, in part, on our serving new cruise ships brought into service. A number of cruise lines we serve have experienced in the past and recently, and could experience in the future, delays in bringing new ships into service. In addition, there is a limited number of shipyards in the world capable of constructing large cruise ships in accordance with the standards of major cruise lines. This also may contribute to delays in new ship construction. Such delays could slow our growth and have an adverse impact on our results of operations and financial condition.

Changes in and Compliance with Laws and Regulations Relating to Environment, Health, Safety, Security, Data Privacy and Protection, Tax and Anti-Corruption Under Which We Operate May Lead to Litigation, Enforcement Actions, Fines, or Penalties

We are subject to numerous international, national, state and local laws, regulations and treaties, including social issues, health and safety (including related to the COVID-19 pandemic), security, data privacy and protection, and tax, among other matters. Failure to comply with these laws, regulations, treaties and agreements has led and could lead to enforcement actions, fines, civil or criminal penalties or the assertion of litigation claims and damages. COVID-19 will increase regulatory and partner requirements exposing us to risks and uncertainties in connection with our ability to develop strategies to enhance our health and safety protocols to adapt to the current pandemic environment’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow. We will be required to coordinate and cooperate with the CDC, U.S. and other nation governments, and global public health authorities to take precautions to protect the health, safety and security of guests and shipboard personnel and implement certain precautions once operations resume in the future. New legislation, regulations or treaties, or changes thereto, could impact our operations and would likely subject us to increased compliance costs in the future. We could also be subject to litigation alleging non-compliance with the new legislation. In addition, training of crew may become more time consuming and may increase our operating costs due to increasing regulatory and other requirements.

Environmental laws and regulations or liabilities arising from past or future releases of, or exposure to, hazardous substances or vessel discharges, including ballast water and waste disposal, could materially adversely affect our business, profitability and financial condition. Some environmental groups have lobbied for more stringent regulation of cruise ships. Various agencies and regulatory organizations have enacted or are considering new regulations or policies, such as stricter emission limits to reduce greenhouse gas effects, which could adversely impact the cruise industry.

Our guest and employee relationships provide us with access to sensitive data. We are subject to laws and requirements related to the treatment and protection of such sensitive data. We may be subject to legal liability and reputational damage if we do not comply with data privacy and protection regulations. Various governments, agencies and regulatory organizations have enacted and are considering new regulations and implementation of rules for existing regulations. Additional requirements could negatively impact our ability to market cruises to consumers and increase our costs.

We are subject to the European Union (“EU”) General Data Protection Regulation (“GDPR”), which came into effect in May 2018 and imposes significant obligations to businesses that sell products or services to EU customers or otherwise control or process personal data of EU residents. Should we violate or not comply with the GDPR, or any other applicable laws or regulations, contractual requirements relating to data security and privacy, either intentionally or unintentionally, or through the acts of intermediaries, it could have a material adverse effect on our business, financial condition and results of operations, as well as subject us to significant fines, litigation, losses, third-party damages and other liabilities.

We are subject to the examination of our income tax returns by tax authorities in the jurisdictions where we operate. There can be no assurance that the outcome from these examinations will not adversely affect our profitability.

As budgetary constraints continue to adversely impact the jurisdictions in which we operate, increases in income or other taxes affecting our operations may be imposed. Some social activist groups have lobbied for more taxation on income generated by cruise companies. Certain groups have also generated negative publicity for us. In recent years, certain members of the U.S. Congress have proposed various forms of legislation that would result in higher taxation on income generated by cruise companies.

Our global operations subject us to potential liability under anti-corruption, economic sanctions, and other laws and regulations. The Foreign Corrupt Practices Act, the UK Bribery Act and other anti-corruption laws and regulations (“Anti-Corruption Laws”) prohibit corrupt payments by our employees, vendors, or agents. While we devote substantial resources to our global compliance programs and have implemented policies, training, and internal controls designed to reduce the risk of corrupt payments, our employees, vendors, or agents may violate our policies. Our failure to comply with Anti-Corruption Laws could result in significant fines and penalties, criminal sanctions against us, our officers, or our employees, prohibitions or limitations on the conduct of our business, and damage to our reputation. Operations outside the U.S. may also be affected by changes in economic sanctions, trade protection laws, policies, and other regulatory requirements affecting trade and investment. We may be subject to legal liability and reputational damage if we improperly sell goods or otherwise operate improperly in areas subject to economic sanctions such as Crimea, Iran, North Korea, Cuba, Sudan, and Syria, or if we improperly engage in business transactions with persons subject to economic sanctions.

These various international laws and regulations could lead and have led to enforcement actions, fines, civil or criminal penalties or the assertion of litigation claims and damages. In addition, improper conduct by our employees or agents could damage our reputation and lead to litigation or legal proceedings that could result in significant awards or settlements to plaintiffs and civil or criminal penalties, including substantial monetary fines. Such events could lead to an adverse impact on our financial condition or profitability, even if the monetary damage is mitigated by our insurance coverage.

As a result of ship or other incidents, litigation claims, enforcement actions and regulatory actions and investigations, including, without limitation, those arising from personal injury, loss of life, loss of or damage to personal property, business interruption losses or environmental damage to any affected coastal waters and the surrounding areas, may be asserted or brought against various parties, including us. The time and attention of our management may also be diverted in defending such claims, actions and investigations. We may also incur costs both in defending against any claims, actions and investigations and for any judgments, fines, or civil or criminal penalties if such claims, actions or investigations are adversely determined and not covered by our insurance policies.

We Could be Subject to Governmental Investigations or Penalties, Legal Proceedings, Litigation, and Class Actions Related to the COVID-19 Pandemic that Could Adversely Impact our Reputation, Financial Condition, and Results of Operations

Legal proceedings or litigation against us related to the COVID-19 pandemic brought by our employees, customers, cruise line partners, resort partners, shareholders, creditors or others could lead to tangible adverse effects on our business, including damages payments, payments under settlement agreements and fines.

Disagreements with our cruise line or destination resort partners could also result in litigation. The nature of our responsibilities under our agreements with cruise line and destination resort partners enforce the standards required for our brands and may be subject to interpretation and will from time to time give rise to disagreements, which may include disagreements over the need for payments, reimbursements and other costs. Such disagreements may be more likely during difficult business environments, such as the one we have seen in recent months due to the adverse impacts of COVID-19. We seek to resolve any disagreements to develop and maintain positive relations with current and potential cruise line and destination resort partners, but we cannot provide assurance that we can always do so. Failure to resolve such disagreements may result in litigation in the future. If any such litigation results in an adverse judgment, settlement, or court order, we could suffer significant losses, our profits could be reduced, or our future ability to operate our business could be constrained.

While payments under some claims and lawsuits, or settlements of claims and lawsuits, may be covered by insurance such that the maximum amount of our liability, net of any insurance recoverable, could be typically limited to our self-insurance retention levels, the position that insurance companies will take with respect to claims related to COVID-19 is uncertain.

Product Liability and Other Potential Claims Could Adversely Affect Us

The nature and use of our products and services could give rise to liability if a customer were injured while receiving one of our services. Guests at our health and wellness centers could be injured, among other things, in connection with their use of our fitness equipment, sauna facilities or other facilities. If any of these events occurred, we could incur substantial litigation expense and be required to make payments in connection with settlements of claims or as a result of judgments against us.

We maintain insurance to cover a number of risks associated with our business. While we seek to obtain comprehensive insurance coverage at commercially reasonable rates, we cannot be certain that appropriate insurance will be available to us in the future on commercially reasonable terms or at all. Our insurance policies are subject to coverage limit, exclusions and deductible levels and are subject to non-renewal upon termination at the option of the applicable insurance company. Our inability to obtain insurance coverage at commercially reasonable rates for the potential liabilities that we face could have a material adverse effect on our results of operations and financial condition. In addition, in connection with insured claims, we bear the risks associated with the fact that insurers often control decisions relating to pre-trial settlement of claims and other significant aspects of claims and their decisions may prove to not be in our best interest in all cases.

We believe that our current coverage is adequate to protect us against most of the significant risks involved in the conduct of our business, but we self-insure or use higher deductibles for various risks. Accordingly, we are not protected against all risks (including failures by third-party service providers such as insurance brokers to fulfill their duties), which could result in unexpected increases in our expenses in the event of certain claims against us.

If the types of services we offer increase, the potential for claims against us also could increase. We self-insure potential claims regarding certain of our medi-spa services. High visibility claims also could cause us to receive adverse publicity and suffer a loss of sales, and, therefore, our results of operations and financial condition could be materially adversely affected in such cases. We are, and may in the future be, subject to other legal proceedings, including claims presented as class actions. Litigation is subject to many uncertainties, and we cannot predict the outcome of individual matters. It is reasonably possible that the final resolution of these matters could have a material adverse effect on our results of operations and financial condition.

Our Indebtedness Could Adversely Affect Our Financial Condition and Ability to Operate and We May Incur Additional Debt

As of March 31, 2021, we have $234.5 million of secured indebtedness under our First Lien Term Loan Facility and Second Lien Term Loan Facility, and our First Lien Revolving Facility (collectively, the “Credit Facilities”). Our debt level and the terms of our financing arrangements could adversely affect our financial condition and limit our ability to successfully implement our growth strategies. In addition, under the Credit Facilities, certain of our direct and indirect subsidiaries have granted the lenders a security interest in substantially all of their assets. Our ability to meet our debt service obligations will depend on our future performance, which will be affected by the other risk factors described herein. If we do not generate enough cash flow to pay our debt service obligations, we may be required to refinance all or part of our existing debt, sell our assets, borrow more money or raise equity. We may not be able to take any of these actions on a timely basis, on terms satisfactory to us, or at all.

The Credit Facilities bear interest at variable rates. If market interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect our cash flow.

Our Credit Facilities Contain Financial and Other Covenants. The Failure to Comply with Such Covenants Could Have An Adverse Effect on Us

Our Credit Facilities contain certain financial covenants and a number of traditional negative covenants, including limitations on our ability to, among other things, incur and/or undertake asset sales and other dispositions, liens, indebtedness, certain acquisitions, and investments, consolidations, mergers, reorganizations and other fundamental changes, payment of dividends and other distributions to equity and warrant holders and prepayments of material subordinated debt, in each case, subject to customary exceptions. Any failure to comply with the restrictions of the Credit Facilities, including any failure to comply with certain financial covenants due to the negative effects of COVID-19 on our revenue and results of operations, may result in an event of default under the agreements. If an event of default occurs, the lenders under the Credit Facilities are entitled to take various actions, including the acceleration of amounts due under the Credit Facilities and all actions permitted to be taken by a secured creditor, subject to customary intercreditor provisions among the first and second lien secured parties.

Our First and Second Lien Term Facilities Are Tied to LIBOR

The London interbank offered rate (“LIBOR”), is the basic rate of interest used in lending between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. Our current portfolio of debt and financial instruments currently tied to LIBOR consists of the Company’s First and Second Lien Term Facilities. On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is unclear if at that time whether or not LIBOR will cease to exist, or if new methods of calculating LIBOR will be established such that it continues to exist after 2021 or if replacement conventions will be developed. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. Dollar LIBOR with a new index calculated by short-term repurchase agreements, backed by Treasury securities (“SOFR”). SOFR is observed and backward-looking, which stands in contrast with LIBOR under the current methodology, which is an estimated forward-looking rate and relies, to some degree, on the expert judgment of submitting panel members. Given that SOFR is a secured rate backed by government securities, it will be a rate that does not take into account bank credit risk (as is the case with LIBOR). Whether or not SOFR attains market traction as a LIBOR replacement tool remains in question. As such, the future of LIBOR at this time is uncertain. At this time, due to a lack of consensus as to what rate or rates may become accepted alternatives to LIBOR, it is impossible to predict the effect of any such alternatives on our liquidity. However, if LIBOR ceases to exist, we may need to renegotiate certain of our financing agreements that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. As of March 31, 2020, we had $234.5 million in outstanding indebtedness tied to LIBOR.

We Have Restated Our Previously Issued Consolidated Financial Statements as of December 31, 2020 and 2019 and for the Year Ended December 31, 2020 (Successor), and the Period from March 20, 2019 to December 31, 2019 (Successor), Which May Lead to Additional Risks and Uncertainties, Including Loss of Investor Confidence and Negative Impacts on Our Share Price

On April 12, 2021, the SEC staff issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). As a result of the SEC’s Statement, we reevaluated the accounting treatment of our Warrants and concluded that our prior accounting for our Warrants incorrectly recorded such Warrants as components of equity as opposed to liabilities. Specifically, we concluded that (i) upon issuance on March 20, 2019, the Sponsor Warrants should have been presented as liabilities, (ii) upon issuance on June 12, 2020, the 2020 PIPE Warrants should have been presented as liabilities, and (iii) upon issuance of the Non-Voting Common Shares on June 12, 2020, the Public Warrants should have been presented as liabilities. As a result thereof, our previous financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 (Successor), and the period from March 20, 2019 to December 31, 2019 (Successor) (collectively, the “Affected Periods”), should no longer be relied upon and we made the determination to restate our financial statements covered by the Affected Periods (the “Restatement”). The impact of these adjustments was an increase to net loss of $7.5 million and $19.7 million, respectively, for the year ended December 31, 2020 and the period from March 20, 2019 to December 31, 2019, and an increase to total liabilities of $104.7 million and $55.9 million, and a corresponding decrease to total equity of $104.7 million and $55.9 million, as of December 31, 2020 and 2019. The Restatement of the financial statements had no impact on our liquidity, cash, cash equivalents, or adjusted EBITDA for the Affected Periods.

As a result of the foregoing matters, we may become subject to additional risks and uncertainties, including, among others, unanticipated costs for accounting and legal fees, the increased possibility of legal proceedings, shareholder lawsuits, governmental agency investigations, and inquiries by the Nasdaq Capital Market or other regulatory bodies, which could cause investors to lose confidence in our reported financial information and could subject our Company to civil or criminal penalties, shareholder class actions or derivative actions. We could face monetary judgments, penalties or other sanctions that could have a material adverse effect on our business, financial condition and results of operations and could cause our share price to decline. If any such actions occur, they may consume a significant amount of management’s time and attention and may result in additional legal, accounting, insurance and other costs. If we do not prevail in any such proceedings, we could be required to pay damages or settlement costs. In addition, the Restatement and related matters could impair our reputation. Each of these occurrences could have a material adverse effect on our business, financial condition, results of operations and share price.

Our Warrants are Accounted for as Liabilities and the Changes in the Value of our Warrants Could have a Material Effect on our Financial Results

The SEC’s Statement regarding the accounting and reporting considerations for warrants issued by SPACs related to warrants of a kind similar to those issued by our Company. In the Statement, the SEC staff expressed its view that certain terms and conditions common to warrants issued by SPACs may require such warrants to be classified as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period, as opposed to being classified as equity. In light of the Statement and the guidance in ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity”, we reevaluated the accounting treatment of our Warrants, and determined that they should be classified as liabilities at fair value on our consolidated balance sheets, with the change in the fair value of such liabilities in each financial period being recognized as a gain or loss in our consolidated statements of operations and comprehensive income (loss). As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of our Warrants and that such gains or losses could be material.

We have Identified a Material Weakness in our Internal Control over Financial Reporting as of December 31, 2020; if we are Unable to Establish and Maintain an Effective System of Internal Control over Financial Reporting, we may not be able to Accurately Report our Financial Results, or do so in a Timely Manner, Which may Adversely Affect Investor Confidence in us and Materially Adversely Affect our Business and Operating Results.

Following the issuance of the SEC’s Statement, on April 30, 2021, our management and our audit committee concluded that, in light of the Statement, it was appropriate to restate our previously issued audited financial statements for the Affected Periods. See “—We Have Restated Our Previously Issued Consolidated Financial Statements as of December 31, 2020 and 2019 and for the Year Ended December 31, 2020 (Successor), and the Period from March 20, 2019 to December 31, 2019 (Successor), Which May Lead to Additional Risks and Uncertainties, Including Loss of Investor Confidence and Negative Impacts on Our Share Price.” As part of such process, our management and audit committee determined that our disclosure controls and procedures for the Affected Periods were not effective with respect to the classification of our Warrants as components of equity as opposed to liabilities, and that the foregoing arose as a result of a material weakness in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. As of the date of the filing of this report, we have completed our remediation plan for the material weakness we identified in relation to the Restatement of our financial statements for the Affected Periods. While management believes that the remedial efforts have resolved the identified material weakness, there is no assurance that such remedial efforts will ultimately have the intended effects or that additional remedial actions will not be necessary.

If we identify any new material weakness in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding accurate and timely filing of periodic reports and with applicable Nasdaq listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses. Additionally, as a result of the material weakness we have identified in our internal controls over financial reporting for the Affected Periods, the Restatement, the change in the accounting treatment of our Warrants, as well as other matters raised or that may in the future be raised by the SEC, we may in the future be exposed to litigation or other disputes concerning, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and the material weakness in our internal control over financial reporting and the preparation of our financial statements. Any such litigation or dispute, regardless of its outcome, could have a material adverse effect on our business, operations, financial condition, results of operations and share price.

If We Are Unable to Execute Our Growth Strategies, Including Our Ability to Offer and Integrate New Services and Products, Our Business Could Be Adversely Affected

The demands of consumers with respect to health and wellness services and products continue to evolve. Among other things, there is a continuing trend to add services at health and wellness centers similar to those traditionally provided in medical facilities, including services relating to skin care. If we are unable to identify and capture new audiences, our ability to successfully integrate additional services and products will be adversely affected. Our ability to provide certain additional services depends on our ability to find appropriate third parties with whom to work in connection with these services and, in certain cases, could be dependent on our ability to fund substantial costs. We cannot assure that we will be able to find such appropriate third parties or be able to fund such costs. We also cannot assure that we will be able to continue to expand our health and wellness services sufficiently to keep up with consumer demand. Accordingly, we may not be able to successfully implement our growth strategies or continue to maintain sales at our current rate, or at all. If we fail to implement our growth strategies, our revenue and profitability may be negatively impacted, which would adversely affect our business, financial condition and results of operations.

Our Business Could Be Adversely Affected if We Are Unable to Successfully Protect Our Trademarks or Obtain New Trademarks

The market for our services and products depends to a significant extent upon the value associated with our brand names. Although we take appropriate steps to protect our brand names, in the future, we may not be successful in asserting trademark protection in connection with our efforts to grow our business or otherwise due to the nature of certain of our marks or for other reasons. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. The costs required to protect our trademarks and trade names may be substantial. If other parties infringe on our intellectual property rights, the value of our brands in the marketplace may be diluted. In addition, any infringement of our intellectual property rights would likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. One or more adverse judgments with respect to these intellectual property rights could negatively impact our ability to compete and could adversely affect our results of operations and financial condition.

We Are Subject to Currency Risk

Fluctuations in currency exchange rates compared to the U.S. Dollar can impact our results of operations, most significantly because we pay for the administration of recruitment and training of our shipboard personnel in U.K. Pounds Sterling and Euros. Accordingly, while the relative strength of the U.S. Dollar has improved recently, renewed weakness of the U.S. Dollar against those currencies can adversely affect our results of operations, as has occurred in some recent years. To the extent that the U.K. Pound Sterling or the Euro is stronger than the U.S. Dollar, our results of operations and financial condition could be adversely affected.

We May Be Exposed to the Threat of Cyber Attacks and/or Data Breaches

Cyberattacks can vary in scope and intent from economically driven attacks to malicious attacks targeting our key operating systems with the intent to disrupt, disable or otherwise cripple our maritime and/or land-based operations. This can include any combination of phishing attacks, malware and/or viruses targeted at our key systems. The breadth and scope of this threat has grown over time, and the techniques and sophistication used to conduct cyberattacks, as well as the sources and targets of the attacks, change frequently. While we invest time, effort and capital resources to secure our key systems and networks, we cannot provide assurance that we will be successful in preventing or responding to all such attacks.

A successful cyberattack may target us directly, or may be the result of a third-party vendor’s inadequate care. In either scenario, we may suffer damage to our key systems and/or data that could interrupt our operations, adversely impact our reputation and brand and expose us to increased risks of governmental investigation, litigation and other liability, any of which could adversely affect our business. Furthermore, responding to such an attack and mitigating the risk of future attacks could result in additional operating and capital costs in systems technology, personnel, monitoring and other investments.

Even if we are fully compliant with legal and/or industry standards and any relevant contractual requirements, we still may not be able to prevent security breaches involving sensitive data and/or critical systems. Any breach, theft, loss, or fraudulent use of guest, employee, third-party or company data, could adversely impact our reputation and brand and our ability to retain or attract new customers, and expose us to risks of data loss, business disruption, governmental investigation, litigation and other liability, any of which could adversely affect our business. Significant capital investments and other expenditures could be required to remedy the problem and prevent future breaches, including costs associated with additional security technologies, personnel, experts and credit monitoring services for those whose data has been breached. Further, if we or our vendors experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation.

Changes in Privacy Law Could Adversely Affect Our Ability to Market Our Services Effectively

Our ability to market our services effectively is an important component of our business. We rely on a variety of direct marketing techniques, including telemarketing, email marketing, and direct mail. Any further restrictions under laws such as the Telemarketing Sales Rule, the CAN-SPAM Act of 2003, the GDPR, and various United States state laws or new federal laws regarding marketing and solicitation, or international data protection laws that govern these activities, could adversely affect the continuing effectiveness of telemarketing, email, and postal mailing techniques and could force further changes in our marketing strategy. If this were to occur, we may be unable to develop adequate alternative marketing strategies, which could impact our ability to effectively market and sell our services.

We may need additional capital in the future, but there is no assurance that funds will be available on acceptable terms.

We may need additional capital in the future for various reasons, including to achieve growth or fund other business initiatives, but there is no assurance that capital will be available in sufficient amounts or on terms acceptable to us and may be dilutive to existing shareholders. Additionally, any securities issued to raise capital may have rights, preferences, or privileges senior to those of existing shareholders. If adequate capital is not available or is not available on acceptable terms, our and our ability to expand, develop or enhance services or products, or respond to competitive pressures, will be limited.

Our access to capital markets and sourcing for additional funding to expand or operate our business is subject to market conditions. Credit concerns regarding the cruise industry as a whole also may impede our access to capital markets. If we are unable to obtain needed capital on terms acceptable to us, we may have to limit strategic initiatives or take other actions that materially adversely affect our business, financial condition, results of operations, and cash flows.

In addition, our cash balance is substantially less than the principal amount of our outstanding debt, and we will be required to generate cash from operations and raise additional working capital through future financings or sales of assets to enable us to repay this indebtedness as it becomes due. There can be no assurance that we will be able to generate cash or raise additional capital. If we are at any time unable to generate sufficient cash flow from operations to service our indebtedness when payment is due, we may be required to attempt to renegotiate the terms of the instruments relating to the indebtedness, seek to refinance all or a portion of the indebtedness or obtain additional financing. There can be no assurance that we would be able to successfully renegotiate such terms, that any such refinancing would be possible or that any additional financing could be obtained on terms that are favorable or acceptable to us, if at all. Any debt financing that is available could cause us to incur substantial costs and subject us to covenants that significantly restrict our ability to conduct our business. If we are unable to make payment on our secured debt instruments when due, the lenders under such instruments may foreclose on and sell the assets securing such indebtedness to satisfy our payment obligations, which could prevent us from accessing those assets for our business and conducting our business as planned, which could materially harm our financial condition and results of operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the Common Shares sold in this offering by the selling shareholders.

SELLING SHAREHOLDERS

When we refer to the “selling shareholders” in this prospectus supplement, we mean the shareholders listed in the table below, and the donees, pledgees, transferees, assignees or other successors-in-interest and others who later come to hold any of the selling shareholders’ interests in our Common Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus supplement, information with respect to the beneficial ownership of our Common Shares by the selling shareholders, as adjusted, with respect to shares beneficially owned after the offering, to reflect the sale of Common Shares by the selling shareholders in this offering.

The percentage of Common Shares owned by the selling shareholders is based on 90,467,292 Common Shares outstanding as of March 31, 2021. Information with respect to beneficial ownership is based on information obtained from such selling shareholders and publicly available information. Information with respect to Common Shares beneficially owned after the offering assumes the sale of all of the Common Shares offered and no other purchases of Common Shares.

Name of Selling Shareholder	Common Shares beneficially owned before the offering		Common shares to be sold in this offering	Common shares owned after the offering (assuming no exercise of option)		Common shares owned after the offering (assuming full exercise of option)
	Number	Percentage	Number	Number	Percentage	Number	Percentage
Steiner Leisure Limited(1)	34,058,399	37.65%	8,206,053	25,852,346	28.58%	24,589,188	27.18%
Peter Justin Heyer Trust(2)	92,366	*	20,000	72,366	*	72,366	*
Harris Reid Heyer Trust(3)	92,366	*	5,000	87,366	*	87,366	*
The Andrew R. Heyer & Mindy B. Heyer Foundation(4)	25,000	*	25,000	—	*	—	*
Fusfield Family Irrevocable Trust(5)	158,333	*	125,000	33,333	*	33,333	*
Stiefler Trust U/T/D 5/31/07(6)	112,945	*	25,000	87,945	*	87,945	*
Walter F. McLallen(7)	440,111	*	15,000	425,111	*	425,111	*

*	Indicates percentage of less than one percent.
(1)

Includes 28,566,880 Common Shares (including 13,548,130 voting Common Shares and 15,018,750 non-voting Common Shares) and 5,491,519 Common Shares underlying warrants. For more information on our non-voting Common Shares, please see “Risk Factors— Risks Related to this Offering and our Common Shares—Certain provisions in our articles may limit shareholders’ ability to affect a change in management or control.” Steiner Leisure is controlled by Nemo Parent, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas. Nemo Parent, Inc. is 100% owned by Nemo Investor Aggregator, Limited, a Cayman Islands exempted company. Nemo Investor Aggregator, Limited is governed by a board of directors consisting of seven directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of Nemo Investor Aggregator, Limited. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of Nemo Investor Aggregator, Limited exercises voting or dispositive control over any of the Common Shares held by Steiner Leisure, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address for Steiner Leisure is Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624, Nassau, Island of New Providence, Commonwealth of The Bahamas. The address for Nemo Investor

Aggregator, Limited is c/o Mourant Ozannes Corporate Services (Cayman) Ltd., 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. The address for Nemo Parent, Inc. is c/o Lennox Paton Corporate Services Ltd., 3 Bayside Executive Park, West Bay Street, Nassau, Commonwealth of The Bahamas.
(2)

Includes 49,764 Common Shares and 42,602 Common Shares underlying warrants. Andrew R. Heyer and Steven J. Heyer, both of whom are directors of the Company, are joint trustees of the Peter Justin Heyer Trust and jointly have voting and dispositive power of the the Common Shares held by the Peter Justin Heyer Trust. Accordingly, Andrew R. Heyer and Steven J. Heyer may be deemed to have or share beneficial ownership of such Common Shares. The address for the Peter Justin Heyer Trust is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

(3)

Includes 49,764 Common Shares and 42,602 Common Shares underlying warrants. Andrew R. Heyer and Steven J. Heyer, both of whom are directors of the Company, are joint trustees of the Harris Reid Heyer Trust and jointly have voting and dispositive power of the the Common Shares held by the Harris Reid Heyer Trust. Accordingly, Andrew R. Heyer and Steven J. Heyer may be deemed to have or share beneficial ownership of such Common Shares. The address for the Harris Reid Heyer Trust is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

(4)	The address of the Andrew R. Heyer & Mindy B. Heyer Foundation is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.
(5)

Includes (1) 125,000 Common Shares and (2) 33,333 Common Shares underlying warrants. Glenn J. Fusfield, a director of the Company, has voting and dispositive power over the Common Shares held by the Fusfield Family Irrevocable Trust, and therefore may be deemed to indirectly beneficially own the Common Shares held by the Fusfield Family Irrevocable Trust. Glenn J. Fusfield disclaims beneficial ownership of the Common Shares held by the Fusfield Family Irrevocable Trust, except to the extent of his pecuniary interest therein. The address for the Fusfield Family Irrevocable Trust is 10040 SW 141st Street, Miami, Florida 33176.

(6)

Includes 63,676 Common Shares and 49,269 Common Shares underlying warrants. Jeffrey E. Stiefler, a director of the Company, is the trustee of Stiefler Trust U/T/D 5/31/07 and has voting and dispositive power over the Common Shares held by it. Accordingly, Jeffrey E. Stiefler may be deemed to have or share beneficial ownership of such Common Shares. Jeffrey E. Stiefler disclaims beneficial ownership of the Common Shares, except to the extent of his pecuniary interest therein. The address of the Stiefler Trust U/T/D 5/31/07 is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

(7)	Includes 269,336 Common Shares and 170,775 Common Shares underlying warrants. The address of Walter F. McLallen is c/o OneSpaWorld, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations for beneficial owners of our common shares relating to the ownership and disposition of our common shares issued or sold pursuant to this offering. This discussion only applies to common shares held as capital assets for U.S. federal income tax purposes, and does not describe all of the tax consequences that may be relevant to beneficial owners of our common shares in light of their particular circumstances or beneficial owners who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired our common shares pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our common shares;

•	persons holding our common shares as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations and passive foreign investment companies;

•	U.S. holders actually or constructively owning 5% or more of our common shares; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our common shares through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our common shares, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax considerations described herein, potentially with retroactive effect. This discussion does not take into account potential or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of U.S. state or local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. This discussion also does not address the alternative minimum tax or the Medicare contribution tax. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction.

ALL HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, OneSpaWorld, which is a Bahamas-incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that OneSpaWorld should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874, certain distributions made by OneSpaWorld to non-U.S. holders of OneSpaWorld common shares would be subject to U.S. withholding tax.

Section 7874 is currently expected to apply in a manner such that OneSpaWorld should not be treated as a U.S. corporation for U.S. federal tax purposes. However, the section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance regarding their application. In addition, changes to the rules in section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect OneSpaWorld’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Holders

This section applies to you if you are a U.S. holder. A “U.S. holder” is a beneficial owner of our common shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if OneSpaWorld, or any of our subsidiaries, is treated as a passive foreign investment company (“PFIC”) for any taxable year during which the U.S. holder holds our common shares. A non-U.S. corporation, such as OneSpaWorld, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of our gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if OneSpaWorld owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, OneSpaWorld will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

OneSpaWorld and our subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that OneSpaWorld or any of our subsidiaries will not be treated as a PFIC for any taxable year.

If OneSpaWorld or any of our subsidiaries were to be treated as a PFIC, U.S. holders holding our common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in our common shares.

Controlled Foreign Corporation Rules

If a U.S. person (as defined in section 7701(a)(30) of the U.S. Tax Code) owns directly, indirectly or constructively (under section 318 of the U.S. Tax Code) at least 10% of the voting power or value of shares of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the shares of such corporation, the foreign corporation will be classified as a controlled foreign corporation for U.S. federal income tax purposes (“CFC”). Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of OneSpaWorld alone may cause certain related foreign corporations to be treated as CFCs by reason of certain “downward attribution” rules.

Given that OneSpaWorld is publicly held, the constructive ownership rules under section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to OneSpaWorld and our non-U.S. subsidiaries and whether OneSpaWorld or any of our non-U.S. subsidiaries is a CFC.

Because the OneSpaWorld group will include one or more U.S. subsidiaries, OneSpaWorld’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether OneSpaWorld is treated as a CFC), depending on the structure of the OneSpaWorld group at any given time. If OneSpaWorld, or any non-U.S. subsidiary of OneSpaWorld, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless of whether any distributions are made to such U.S. Shareholder. In addition, gain on the sale of the CFC shares by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be treated in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed to claim certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. OneSpaWorld cannot provide any assurances that we will assist investors in determining whether we or any of our non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. holder should consult its advisors regarding the potential application of these rules to an investment in our common shares.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our common shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of OneSpaWorld’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by OneSpaWorld will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends with respect to our common shares generally will be taxed as ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares

Subject to the PFIC and CFC rules discussed above, upon a sale or other taxable disposition of our common shares, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in such sale (generally, the sum of the amount of cash and the fair market value of any property received in such disposition) and the U.S. holder’s adjusted tax basis in such common shares.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common shares so disposed of. A U.S. holder’s adjusted tax basis in its common shares generally will equal the U.S. holder’s acquisition cost of such common shares.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in OneSpaWorld constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our common shares.

Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. A “non-U.S. holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of our common shares who or that is not a U.S. holder, including:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust.

A non-U.S. Holder generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Assuming that OneSpaWorld is not treated as a domestic corporation under the rules discussed above under “—Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes” or otherwise, dividends (including constructive dividends) paid or deemed paid to a non-U.S. holder in respect to our common shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our common shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, special rules may apply to a non-U.S. holder that is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our common shares.

Dividends and gains that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status, to the applicable paying agent. A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing to the relevant paying agent certification of its foreign status, under penalties of perjury, on a duly-executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that any required information is timely filed with the IRS.

ALL HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Material Bahamian Tax Considerations

In the opinion of Harry B. Sands, Lobosky & Company, Bahamian Counsel to OneSpaWorld, under current Bahamian law, so long as the operations of OneSpaWorld are conducted outside of The Bahamas, OneSpaWorld is not subject to any business license fee, income tax, corporation tax, capital gains tax or any other tax on income or distributions or dividends accruing to or derived from us, nor shall any estate, inheritance, succession or gift tax, rate, duty levy or other charge payable in The Bahamas with respect to any of our shares, debt obligations or other securities or shareholders for a period of three (3) years commencing December 31, 2018. Furthermore, all transactions in respect of the shares, debt obligations or the securities and all other transactions relating to the business of OneSpaWorld are exempt from the payment of stamp duty up to and including December 31, 2021.

Such exemptions from taxation shall not apply (i) to any person who is designated or deemed to be a “resident” of The Bahamas for the purpose of the Exchange Control Regulations Act (“ECR”), or (ii) if a “resident” of The Bahamas for the purposes of the ECR is the direct or indirect beneficial or legal owner of any shares issued or to be issued by us or acquires a legal or beneficial interest in any debt or other securities issued or to be issued by us or is otherwise directly or indirectly entitled to receive any dividends or distributions from OneSpaWorld. The exemption from stamp duty shall not apply in relation to (i) real property situated in The Bahamas which OneSpaWorld or a subsidiary owns or holds a lease over, or (ii) any disposition of real property or “resident” business in The Bahamas for the purposes of the ECR that is owned, wholly or in part, by OneSpaWorld or any parent or subsidiary of OneSpaWorld, however remote. At present, OneSpaWorld does not (i) own or lease, directly or indirectly, real property situated in The Bahamas or (ii) own any “resident” business in The Bahamas for the purposes of the ECR, other than Mandara Spa (Bahamas) Limited (“Mandara”), as discussed below.

An indirect subsidiary of OneSpaWorld, Mandara, is a resident business in The Bahamas for the purposes of the ECR. The payment of dividends by Mandara and remittance of such funds to a parent outside of The Bahamas of, or in excess of, B$500,000.00 or equivalent per annum, is subject to stamp duty at a rate of 5%. The turnover of Mandara is also subject to a business license tax of between 0.5% and 1.5% of turnover based on the amount of turnover. Mandara is also required to collect and remit to the government of The Bahamas value added tax of 12% on goods sold and services rendered in The Bahamas. Mandara may also be subject to certain stamp, customs and excise taxes from time to time.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters listed below, the selling shareholders have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from the selling shareholders an aggregate of 8,421,053 Common Shares.

Underwriters	Number of Shares
Stifel, Nicolaus & Company, Incorporated	6,315,790
William Blair & Company, L.L.C.	2,105,263

Total	8,421,053

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters propose to offer the Common Shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters are purchasing the Common Shares from the selling shareholders at a price of $9.09625 per share, which will result in approximately $76,600,003 aggregate proceeds to the selling shareholders, before deducting expenses.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling shareholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Common Shares.

	Per Share	Without Option	With Option
Public offering price	$9.50	$80,000,003	$92,000,004
Underwriting discount and commissions to be paid by selling shareholders	$0.40375	$3,400,000	$3,910,000
Proceeds before expenses to the selling shareholders	$9.09625	$76,600,003	$88,090,004

The expenses of the offering, not including the underwriting discounts and commissions, are estimated at $290,000 and are payable by us.

We have agreed with the underwriters to pay any fees and expenses related to the review of the offering by the Financial Industry Regulatory Authority, Inc. up to an amount not to exceed $10,000.

Option to Purchase Additional Shares

Steiner Leisure has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,263,158 of additional Common Shares at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount payable by selling shareholders. To the extent the option is exercised, the underwriters will become obligated, subject to certain conditions, to purchase these additional Common Shares.

No Sales of Similar Securities

We, certain of our officers and directors and the selling shareholders have agreed not to sell or transfer any Common Shares or securities convertible into, exchangeable for, exercisable for, or repayable with Common Shares, for 60 days after the date of this prospectus supplement, with certain limited exceptions, without first obtaining the written consent of the representative. This lock-up provision applies to Common Shares and to securities convertible into or exchangeable or exercisable for or repayable with Common Shares. It also applies to Common Shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Listing

Our Common Shares are listed on Nasdaq under the symbol “OSW.” On June 22, 2021, the closing price of our Common Shares as reported on Nasdaq was $11.21.

Short Sales, Stabilizing Transactions, and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Shares during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

Short sales. Short sales involve the sales by underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. Naked short sales are any short sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

The transactions above may occur on Nasdaq or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the Common Shares. If these transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

In connection with the offering, the underwriters may distribute prospectuses by electronic means, such as email.

Other Relationships

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions. For example, Stifel, Nicolaus & Company, Incorporated is the sales agent under the Sales Agreement, pursuant to which we may offer and sell, from time to time, shares of our Common Shares through Stifel, Nicolaus & Company, Incorporated through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, and for which Stifel, Nicolaus & Company, Incorporated is entitled to receive customary commissions.

In addition, in the ordinary course of its business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required.

The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), no offer of shares described in this prospectus supplement may be made to the public in that Relevant Member State other than under the following exemptions in the Prospectus Directive:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in such Relevant Member State, subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus

Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and each of the underwriters that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of their representative has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

China

This prospectus supplement does not constitute a public offer of the shares, whether by sale or subscription, in the PRC. The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Certain of the underwriters and their respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Canada

This prospectus constitutes an “exempt offering document” for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the company and the underwriters provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the company and the underwriters as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the company prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

Each Canadian investor who purchases shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

New Zealand

The shares of common stock offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•

to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•

in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

LEGAL MATTERS

Certain legal matters will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and by Harry B. Sands, Lobosky & Company, our Bahamian counsel. The underwriters are being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated balance sheets of OneSpaWorld Holdings Limited and subsidiaries as of December 31, 2020 and 2019 the related consolidated and combined statements of operations, comprehensive (loss) income, equity (deficit) and cash flows for the year ended December 31, 2020 (Successor), for the period from March 20, 2019 through December 31, 2019 (Successor), the period from January 1, 2019 through March 19, 2019 (Predecessor), and for the year ended December 31, 2018 (Predecessor), and the related notes appearing in OneSpaWorld Holdings Limited’s Annual Report on Form 10-K/A have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

We make available free of charge through our internet website at http://www.onespaworld.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically files with, or furnishes to, the SEC. Any information available on or through our Company’s website is not part of this prospectus supplement, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

We have filed with the SEC a registration statement on Form S-3 relating to the Common Shares covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement forms part of the registration statement filed by the Company with the SEC under the Securities Act. Whenever a reference is made in this prospectus supplement to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference therein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows our Company to “incorporate by reference” information into this prospectus supplement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents set forth below that have been previously filed with the SEC as well as any filings our Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	The description of our Common Shares as set forth on Form 8-A, as filed with the SEC on March 21, 2019, including any amendments or reports filed for the purpose of updating such description;

•	Our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on May 10, 2021; and

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed with the SEC on May 10, 2021.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of our Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence

Commonwealth of The Bahamas

(242) 322 2670

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common shares to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or a document incorporated by reference therein, you should read the exhibit for a more complete understanding of the document or matter involved. We qualify in its entirety each statement regarding a contract, agreement or other document by reference to the actual document.

PROSPECTUS

ONESPAWORLD HOLDINGS LIMITED

$200,000,000 Common Shares

29,498,899 Common Shares Issuable Upon Exercise of Outstanding Warrants

47,308,685 Common Shares

9,944,630 Warrants

This prospectus relates to the issuance by us of up to (i) $200,000,000 of our common shares, par value $0.0001 per share (the “common shares”), that may be offered from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, (ii) 24,498,899 common shares issuable by us upon the exercise of certain of our outstanding warrants, which we refer to as the “2019 Warrants” (which were previously registered under the 2019 Registration Statement) and (iii) 5,000,000 common shares issuable by us upon the exercise of our outstanding warrants that were issued in a private placement (the “2020 Private Placement”), which we refer to as the “2020 Warrants”.

This prospectus also relates to the offer and sale by the selling shareholders identified in this prospectus, or their permitted transferees (the “Selling Shareholders”), of up to (i) 23,558,685 common shares that were previously registered under the 2019 Registration Statement, (ii) 23,750,000 common shares that were issued in the 2020 Private Placement, including 5,000,000 common shares underlying the 2020 Warrants, (iii) 4,944,630 2019 Warrants and (iv) 5,000,000 2020 Warrants. We are registering the resale of common shares and warrants as required by the Second Amended and Restated Registration Rights Agreement (the “A&R RRA”) entered into by and among OneSpaWorld Holdings Limited, Steiner Leisure, and the investors named on the signature pages thereto, and pursuant to certain subscription agreements entered into with certain investors.

We will receive the proceeds from the sale of common shares offered by us and from the exercise of the warrants, but not from the resale of the common shares or warrants by the Selling Shareholders.

We will bear all costs, expenses and fees in connection with the registration of the common shares and warrants. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of securities.

Our common shares trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OSW.” Our warrants are not currently traded on any national securities exchange.

We are an “emerging growth company” under applicable Securities and Exchange Commission (the “SEC”) rules and are subject to reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors ” section beginning on page 5 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you is accurate as of any date other than the date of such document. You should not assume that the information incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus we may authorize to be delivered or made available to you is accurate as of any date other than the date of such incorporated document.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” and any free writing prospectus that we may prepare and distribute.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “OneSpaWorld,” the “Company,” “we,” “our” “us” and other similar terms refer to OneSpaWorld Holdings Limited and its consolidated subsidiaries.

i

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The Company makes available free of charge through its internet website at http://www.onespaworld.com its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after it electronically files with, or furnishes to, the SEC. Any information available on or through the Company’s website is not part of this prospectus, except to the extent it is expressly incorporated by reference herein as set forth under “Incorporation of Certain Information by Reference” below.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus forms part of the registration statement filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Whenever a reference is made in this prospectus to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. Any information incorporated by reference is deemed to be part of this prospectus.

The Company incorporates by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 29, 2020;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 13, 2020;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 22, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2020, April 3, 2020, May 1, 2020 and June 15, 2020; and

•

the description of our common shares contained in the Registration Statement on Form 8-A filed with the SEC on March 21, 2019, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

Information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K of the Company, including any related exhibits under Item 9.01, will not be incorporated by reference in this prospectus.

To obtain copies of these filings, see “Where You Can Find More Information.” You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone number set forth below:

Harry B. Sands, Lobosky Management Co. Ltd.

Office Number 2

Pineapple Business Park

Airport Industrial Park

P.O. Box N-624

Nassau, Island of New Providence

Commonwealth of The Bahamas

(242) 322 2670

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

From time to time, including in this prospectus and other disclosures, we may issue “forward-looking” statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views about future events and are subject to known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. We attempt, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “forecast,” “future,” “intend,” “plan,” “estimate” and similar expressions of future intent or the negative of such terms.

Such forward-looking statements include statements regarding:

•	the impact of the coronavirus (“COVID-19”) on the Company’s business, operations, and financial condition, including cash flows and liquidity;

•	the impact of COVID-19 on our results of operations and liquidity for the foreseeable future;

•

the demand for the Company’s services and products together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment;

•	changes in consumer preferences or the market for the Company’s services;

•	changes in applicable laws or regulation;

•	the availability of competition for opportunities for expansion of the Company’s business;

•	difficulties of managing growth profitably;

•	the loss of one or more members of the Company’s management team;

•	other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC;

•	other risks and uncertainties indicated in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q; and

•	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this report and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common shares, see the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents that are incorporated by reference herein.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, in our most recent Annual Report on Form 10-K, in any subsequent Quarterly Reports on Form 10-Q and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, before deciding to buy our securities.

Unless otherwise specified, share calculations do not include any common shares issuable upon the exercise of outstanding warrants to purchase common shares.

Our Company

We are the pre-eminent global operator of health and wellness centers onboard cruise ships and a leading operator of health and wellness centers at destination resorts worldwide. Our highly-trained and experienced staff offer guests a comprehensive suite of premium health, fitness, beauty and wellness services and products onboard 175 cruise ships and at 68 destination resorts globally as of March 31, 2020. With over 90% market share in the highly attractive outsourced maritime health and wellness market, we are the market leader at approximately 10x the size of our closest maritime competitor. Over the last 50 years, we have built our leading market position on our depth of staff expertise, broad and innovative service and product offerings, expansive global recruitment, training and logistics platform as well as decades-long relationships with cruise and destination resort partners. Throughout our history, our mission has been simple-helping guests look and feel their best during and after their stay.

At our core, we are a global services company. We serve a critical role for our cruise line and destination resort partners, operating a complex and increasingly important aspect of our cruise line and destination resort partners’ overall guest experience. Decades of investment and know-how have allowed us to construct an unmatched global infrastructure to manage the complexity of our operations, which in 2019 included nearly 8,600 annual voyages with visits to over 1,200 ports of call around the world. We have consistently expanded our onboard offerings with innovative and leading-edge service and product introductions, and developed powerful back-end recruiting, training and logistics platforms to manage our operational complexity, maintain our industry-leading quality standards, and maximize revenue per center. The combination of our renowned recruiting and training platform, deep labor pool, global logistics and supply chain infrastructure, and proven revenue management capabilities represents a significant competitive advantage that we believe is not economically feasible to replicate. A significant portion of our revenues are generated from our cruise ship operations. Historically, we have been able to renew almost all of our cruise line agreements that had expired or were scheduled to expire. In 2019, we signed an agreement with Celebrity Cruises as the exclusive operator of health and wellness centers on Celebrity’s entire fleet, increasing the Celebrity vessels on which we operate in 2020 by nine, extended our current agreement with Norwegian Cruise Lines through 2024, won a contract with the new lifestyle brand Virgin Voyages to operate the spa and wellness offerings onboard the first three Virgin vessels, planned to launch in 2020, 2021 and 2022, and entered into an amended agreement with P&O Cruise to extend our operations on P&O’s vessels for the next five years.

Our principal executive offices are located at Harry B. Sands, Lobosky Management Co. Ltd., Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624 Nassau, Island of New Providence,

Commonwealth of The Bahamas, and our telephone number is (242) 322 2670. Our website address is www.onespaworld.com. Information contained on our website is not a part of this prospectus or any applicable prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

Recent Developments

In December 2019, a novel strain of COVID-19 was initially reported in Wuhan, China. Shortly thereafter, the World Health Organization declared COVID-19 to be a “Public Health Emergency of International Concern” affecting all parts of the world on a global-scale. On March 8, 2020 the U.S. Department of State issued a warning for U.S. citizens to not travel by cruise ship, and this was soon followed by stringent restrictions on international travel and immigration by the U.S. and many other countries across Asia, Europe and South America. The cruise industry in the U.S. is subject to the U.S. Centers for Disease Control and Prevention (“CDC”) No Sail Order, which was extended on April 9, 2020 to continue until the earliest of (i) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (ii) the date the Director of the CDC rescinds or modifies the No Sail Order or (iii) 100 days after the order appears on the Federal Register, which would be July 24, 2020.

The global spread of the COVID-19 pandemic is complex and rapidly-evolving, with governments, public institutions and other organizations imposing or recommending, and businesses and individuals implementing, restrictions on various activities or other actions to combat its spread, such as restrictions and bans on travel or transportation, limitations on the size of gatherings, closures of work facilities, schools, public buildings and businesses, cancellation of events, including sporting events, conferences and meetings, and quarantines and lock-downs. The COVID-19 pandemic is currently impacting global operations in the travel and hospitality industry world-wide by necessitating the closure of destination resorts, travel and hospitality services and significantly reducing demand worldwide for travel and hospitality services. The COVID-19 outbreak is currently impacting global economic conditions, the travel and hospitality industry, health and wellness industry, and other industries in which we do business. Temporary closures of businesses have been ordered and individuals’ ability to travel has been curtailed through mandated travel restrictions and may be further limited through additional voluntary or mandated closures of travel-related businesses.

The Company has swiftly undertaken a number of proactive measures to mitigate the financial and operational impacts of COVID-19, which are detailed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2020. However, the COVID-19 outbreak has had a significant effect on our business and is expected to continue to have a significant effect on our results of operations and financial condition during the remainder of fiscal 2020, although the full financial impact on our business cannot be reasonably estimated at this time.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. We will cease to be an emerging growth company on the date that is the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) July 20, 2021; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

THE OFFERING

Primary Offering

Common Shares	We may offer and sell our common shares from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, such that the maximum aggregate offering price does not exceed $200,000,000.

Common Shares Underlying 2019 Warrants	We are registering the issuance from time to time of 24,498,899 common shares issuable upon exercise of the 2019 Warrants at an exercise price of $11.50 (which were previously registered under the 2019 Registration Statement).

Common Shares Underlying 2020 Warrants	We are registering the issuance from time to time of 5,000,000 common shares issuable upon exercise of the 2020 Warrants that were issued in the 2020 Private Placement at an exercise price of $5.75, which includes $1,000,000 voting common shares and 4,000,000 non-voting common shares.

Secondary Offering

Common Shares (2019 Rollover)	We are registering the resale by the Selling Shareholders from time to time of 23,558,685 common shares (which were previously registered under the 2019 Registration Statement).

Common Shares (2020 Private Placement)	We are registering the resale by the Selling Shareholders from time to time of 23,750,000 common shares that were issued in the 2020 Private Placement, including 5,000,000 common shares underlying the 2020 Warrants.

2019 Warrants	We are registering the resale by the Selling Shareholders from time to time of 4,944,630 2019 Warrants that have an exercise price of $11.50 (which were previously registered under the 2019 Registration Statement).

2020 Warrants	We are registering the resale by the Selling Shareholders from time to time of 5,000,000 2020 Warrants issued in the 2020 Private Placement that have an exercise price of $5.75.

Use of Proceeds	We will receive the proceeds from the sale of common shares offered by us and from the exercise of the warrants, but not from the resale of the common shares or warrants by the Selling Shareholders. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds of such offerings for general corporate purposes. See section “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision.

Nasdaq Trading Symbol	Our common shares are listed under the symbol “OSW.” Our warrants are not currently traded on any national securities exchange.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in or incorporated by reference into this prospectus, including those in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other documents we file with the SEC, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of common shares and the exercise of warrants offered by us for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

All of the common shares and warrants offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

The following is a brief summary of the material terms of our common shares and the warrants offered pursuant to this prospectus and does not purport to be complete. For a complete description of the terms of our common shares, you should refer to our Third Amended and Restated Memorandum and Second Amended and Restated Articles of Association (our “Articles”) and applicable provisions of law. For a complete description of the terms of the 2019 Warrants you should refer to the Amended and Restated Warrant Agreement (the “Warrant Agreement”) and for a complete description of the terms of the 2020 Warrants you should refer to the Form of Warrant (the “Form of Warrant”). For information on how to obtain copies of our Articles, the Warrant Agreement and the Form of Warrant, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Common Shares

Authorized and Issued Common Shares

Our Articles authorize the issuance of up to 250,000,000 of our common shares, $0.0001 par value per share. As of June 26, 2020, 84,968,151 common shares were issued and outstanding. Of the authorized shares 225,000,000 are “Voting Common Shares” and 25,000,000 are “Non-Voting Common Shares.” The Non-Voting Common Shares will be of equal rank to the Voting Common Shares, in terms of dividends, liquidation, preferences and all other rights and features, with the following exceptions: (i) the Non-Voting Common Shares have no voting rights, except as may be required by law; (ii) Steiner Leisure Limited (“Steiner Leisure”) may vote its Non-Voting Common Shares in favor of its director designees; and (iii) the Non-Voting Common Shares will automatically be converted to Voting Common Shares upon the occurrence of certain events set forth in the Articles.

Issuance and Form

Subject to the provisions of our Articles and to any resolution of shareholders, unissued shares will be at the disposal of our Board of Directors (“Board”), who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as we may by resolution of directors determine. Pursuant to our Articles, our common shares are registered shares and may not be exchanged for bearer share certificates.

Voting Rights and Quorum

Each holder of a share of our Voting Common Shares is entitled to one vote for each share held of record on the applicable record date on each matter submitted to a vote of shareholders. Our Articles do not provide for cumulative rights.

Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, unless a different vote is required by our Articles or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present, in person or by proxy, shareholders representing not less than 50% of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. If there is a quorum, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person accompanied where such person be a proxy by the proxy form, or a copy thereof, shall constitute a valid resolution of shareholders. Once established, a quorum will not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

If shareholder approval is required (a) for the adoption of any agreement for merger of us with or into any other entity or for the consolidation of us with or into any other entity or (b) to authorize any sale, lease, exchange or other transfer of all or substantially all of the assets of us to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

Dividends

Our Board, by resolution, may declare and pay dividends in money, shares, or other property. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital. On March 24, 2020, the Company announced that it is deferring payment of its dividend declared on February 26, 2020, for payment on May 29, 2020, to shareholders of record on April 10, 2020, until the Board reapproves its payment and withdrawing its dividend program until further notice.

Liquidation, Redemption and Preemptive Rights

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Company and the payment or setting aside for payment of any preferential amount due to the holders of any series of preferred shares, the holders of common shares, subject to the rights of the holders of any class or series of shares ranking on a parity with the common shares as to the payments or distributions in such event, shall be entitled to receive ratably any and all assets of the Company remaining to be paid or distributed.

We may purchase, redeem or otherwise acquire and hold our common shares, but no purchase, redemption or other acquisition shall be made unless the directors determined that immediately after the purchase, redemption or other acquisitions, we will be able to satisfy our liabilities as they become due in the ordinary course of our business and the realizable value of our assets will not be less than the sum of our total liabilities, other than deferred taxes, as shown in the books of account. A determination by our Board is not required where our common shares are purchased, redeemed or otherwise acquired:

•	pursuant to a shareholder’s right to have our common shares redeemed or exchanged for money or other property of OneSpaWorld;

•	in exchange for newly issued common shares;

•	by virtue of Section 81 of the International Business Companies Act, 2000 (No. 45 of 2000) (the “Act”) of the Commonwealth of The Bahamas; or

•	pursuant to an order of the Supreme Court of the Commonwealth of The Bahamas.

Our common shares that are purchased, redeemed or otherwise acquired by us in accordance with our Articles may be cancelled or held as treasury shares unless our common shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 34 of the Act, in which case they shall be cancelled. Holders of our common shares have no preemptive rights.

Anti-Takeover Provisions and Other Provisions of Our Articles

Our Articles include certain provisions which may have the effect of delaying or preventing a future takeover or change in control of us that shareholders may consider to be in their best interests. Among other things, our Articles provide for a classified Board serving staggered terms of three years, super majority voting requirements with respect to certain significant transactions and restrictions on the acquisition of greater than 9.99% ownership without our Board’s approval.

Classification of our Board of Directors

Our Board is divided into three classes, having staggered terms of office of three years each. The effect of the classified Board may be to make it more difficult to acquire control over OneSpaWorld.

Annual Meeting of Shareholders

Annual meetings of shareholders shall be held during each of our fiscal years and convened by a notice, which shall specify the place and time of the meeting as determined by resolution of the directors. Our Board may convene special meetings of the shareholders at such times and in such manner and places within or outside the Commonwealth of The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors or (c) otherwise properly brought before the meeting by a shareholder. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law. At every meeting of shareholders, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present, the shareholders present shall choose someone of their number to be the chairman.

Special Meeting of Shareholders

A special meeting of the shareholders may be convened by our Board. Upon the written request of shareholders holding not less than a majority of the outstanding voting shares, the directors shall convene a meeting of shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail, by express delivery or electronic transmission, to the Secretary oof the Company. Upon receipt by our Secretary of such a request, the Secretary shall send notice of such meeting to shareholders entitled to vote within 45 days after the date the request was delivered to the Secretary. If such notice is not given by the Secretary within 45 days, the person or persons requesting the meeting may specify the time and place of the meeting and give noticed thereof; provided, however, that at least 10 days’ notice of such meeting is required to be given to the shareholders.

Advance Notice of Proposals

A shareholder may submit a proposal to present other items of business at the annual meeting of shareholder. The shareholder must give written notice of their intention to do. Notice for the presentation of other items of business submitted, must be received not less than 75 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Our Articles set forth the form and content of the notice, as well as additional information regarding shareholders proposals and nominations.

Restrictions on Ownership

Our Articles provide that shareholders will be prohibited from beneficially owning more than 9.99% of our issued and outstanding common shares without the consent of our Board. This restriction does not apply to Steiner Leisure.

Indemnification

Our Articles provide that OneSpaWorld shall indemnify and hold harmless to the extent permitted by applicable law any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and in actions by or in the right of the Company except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

Conversion of Non-Voting Common Shares to Voting Common Shares

Automatic Conversion

Each Non-Voting Common Share will automatically convert into one Voting Common Share, upon the occurrence of a Qualified Transfer (defined below) of such Non-Voting Common Share or with the prior consent of our Board. A “Qualified Transfer” means a transfer (x) to a third party that is not (1) an affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the U.S. Tax Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that is not otherwise prohibited under the Articles.

Elective Conversion.

Upon the occurrence of a Contingent Conversion Triggering Event (as defined below), a number of Non-Voting Common Shares as elected will be converted into an identical number of Voting Common Shares; provided, that the number of Non-Voting Common Shares so converted may not exceed the number of Non-Voting Common Shares that, if converted, would reasonably be expected to (1) cause the Company to become a “CFC” (as defined in the Articles) as reasonably determined in good faith by the Company, upon the advice of its legal counsel, or (2) cause such holder, together with its affiliates, to hold voting power exceeding 44.9% (as reasonably determined in good faith by the Company). A “Contingent Conversion Triggering Event” shall mean (1) a decrease in the number of directors that the applicable holder has the right to designate for appointment or nomination or a decrease in the number of directors so designated by the applicable holder as a result of an irrevocable waiver of such rights, (2) the transfer of Voting Common Shares by certain holders that participated in the 2020 Private Placement or any of their affiliates on or prior to the one year anniversary of the closing of the 2020 Private Placement (I) to an “Unrelated Person” (as defined in the Articles), and (II) that is not prohibited under the Articles, or (3) the exercise by a the holder or its affiliates of a warrant to purchase Non-Voting Common Shares (or a warrant for which such holder or such affiliate has previously agreed to receive Non-Voting Common Shares upon exercise); provided that, with respect to clause (3), the number of shares designated for conversion shall not exceed the number of Non-Voting Common Shares received upon exercise of such warrant.

Each Non-Voting Common Share that is converted into a Voting Common Share shall be cancelled by the Company and shall not be available for reissuance.

Warrants

2019 Warrants

Each 2019 Warrant entitles the registered holder to purchase one of our common shares at a price of $11.50 per share, subject to adjustment, at any time. The 2019 Warrants will expire five years after the completion of the business combination, consummated on March 19, 2019 (the “Business Combination”), at 5:00 p.m., New York City time, or earlier upon redemption.

If the common shares issuable upon exercise of the 2019 Warrants are not registered under the Securities Act within 60 business days following the Business Combination, we will be required to permit holders to exercise their 2019 Warrants on a cashless basis. However, no 2019 Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any common shares to holders seeking to exercise their 2019 Warrants, unless the issuance of the common shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a 2019 Warrant, the holder of such 2019 Warrant will not be entitled to exercise such 2019 Warrant and such 2019 Warrant may have no value and expire worthless. In no event will we be required to net cash settle any 2019 Warrant.

If our common shares are at the time of any exercise of a 2019 Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the common shares under applicable blue sky laws to the extent an exemption is not available.

We may call the 2019 Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the common shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the 2019 Warrants become redeemable by us, we may not exercise our redemption right if the issuance of the common shares upon exercise of the 2019 Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such common shares under the blue sky laws of the state of residence in those states in which the 2019 Warrants were offered in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the 2019 Warrants, each warrant holder will be entitled to exercise its 2019 Warrant prior to the scheduled redemption date. However, the price of the common shares may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the 2019 Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its 2019 Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their 2019 Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of 2019 Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of common shares issuable upon the exercise of the 2019 Warrants. If our management takes advantage of this option, all holders of 2019 Warrants would pay the exercise price by surrendering their 2019 Warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the 2019 Warrants, multiplied by the difference between the exercise price of the 2019 Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of 2019 Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of common shares to be received upon exercise of the 2019 Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of common shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the 2019 Warrants. If we call the 2019 Warrants for redemption and our management does not take advantage of this option, the Selling Shareholders and their permitted transferees would still be entitled to exercise their 2019 Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their 2019 Warrants on a cashless basis, as described in more detail below.

A holder of a 2019 Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such 2019 Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the common shares outstanding immediately after giving effect to such exercise.

If the number of outstanding common shares is increased by a share dividend payable in common shares, or by a split-up of common shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of common shares issuable on exercise of each 2019 Warrant will be increased in proportion to such increase in the outstanding common shares. A rights offering to holders of common shares entitling holders to purchase common shares at a price less than the fair market value will be deemed a share dividend of a number of common shares equal to the product of (i) the number of common shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common shares) and (ii) one (1) minus the quotient of (x) the price per common share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common shares, in determining the price payable for common shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the 2019 Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common shares on account of such common shares (or other shares of our share capital into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each common share in respect of such event.

If the number of outstanding common shares is decreased by a consolidation, combination, reverse share split or reclassification of common shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of common shares issuable on exercise of each 2019 Warrant will be decreased in proportion to such decrease in outstanding common shares.

Whenever the number of common shares purchasable upon the exercise of the 2019 Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of common shares purchasable upon the exercise of the 2019 Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of common shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding common shares (other than those described above or that solely affects the par value of such common shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding common shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the 2019 Warrants and in lieu of the common shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the 2019 Warrants would have received if such holder had exercised their 2019 Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the 2019 Warrant properly exercises the 2019 Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the 2019 Warrant in order to determine and realize the option value component of the 2019 Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the 2019 Warrant due to the requirement that the warrant holder exercise the 2019 Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The 2019 Warrants have been issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the 2019 Warrants. The Warrant Agreement provides that the terms of the 2019 Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding 2019 Warrants held by holders other than the Selling Shareholders to make any change that adversely affects the interests of the registered holders of 2019 Warrants other than the Selling Shareholders.

The 2019 Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of 2019 Warrants being exercised. The warrant holders do not have the rights or privileges of holders of common shares and any voting rights until they exercise their 2019 Warrants and receive common shares. After the issuance of common shares upon exercise of the 2019 Warrants, each holder will be entitled to one vote for each common share held of record on all matters to be voted on by shareholders.

The 2019 Warrants held by the Selling Shareholders are not redeemable by us so long as they are held by the Selling Shareholders or their permitted transferees and may be exercised on a cashless basis at any time. If the 2019 Warrants held by the Selling Shareholders cease to be held by them or their permitted transferees, such warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants described above.

If the Selling Shareholders elect to exercise their 2019 Warrants on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of common shares underlying the 2019 Warrants, multiplied by the difference between the exercise price of the 2019 Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

2020 Warrants

The 2020 Warrants issued pursuant to the Investment Agreement (as defined below) will expire on the earlier of (i) the fifth anniversary of the closing of the 2020 Private Placement or (ii) the Redemption Date (as defined below). The 2020 Warrants may be exercised on a “cashless” basis, in accordance with a specified formula. In addition, the Company may, at any time prior to their expiration, elect to redeem not less than all of such then-outstanding 2020 Warrants at a price of $0.01 per warrant, provided that the last sales price of the common shares reported has been at least $14.50 per share (subject to adjustment in accordance with certain specified events), on each of twenty trading days within the thirty-trading day period ending on the third business day prior to the date on which notice of the redemption is given (the “Redemption Date”), and provided that the common shares issuable upon exercise of such 2020 Warrants have been registered, qualified or are exempt from registration or qualification under the Securities Act and under the securities laws of the state of residence of the registered holder of the 2020 Warrant.

Transfer Agent and Warrant Agent

OneSpaWorld has appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain our shareholders’ register on behalf of our Board and to act as transfer agent and registrar for our common shares and as warrant agent for the warrants.

Listing

Our common shares trade on The Nasdaq Capital Market under the symbol “OSW.” Our warrants are not currently traded on any national securities exchange.

SELLING SHAREHOLDERS

This prospectus relates to the resale from time to time of (i) 47,308,685 common shares, (ii) 9,944,630 common shares issuable upon the exercise of warrants and (iii) 9,944,630 warrants by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell any or all of the common shares and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the common shares or warrants other than through a public sale. We may amend or supplement this prospectus from time to time in the future to update or change this Selling Shareholders list and the common shares that may be resold.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, and the aggregate number of common shares and warrants that the Selling Shareholders may offer pursuant to this prospectus. Unless otherwise indicated in these footnotes, each of the named Selling Shareholders has, to our knowledge, sole voting and investment power with respect to the common shares beneficially owned.

	Before the Offering		Number of Common Shares Being Offered	Number or Warrants Being Offered	After the Offering
Name of Selling Shareholder	Number of Shares	Number of Warrants			Number of Shares	Percentage of Common Shares	Number of Warrants
Andrew R. Heyer(1)	1,217,239	482,040	1,217,239	482,040	—	—	—
Baron Growth Fund	96,515	96,515	96,515	96,515	—	—	—
Baron Small Cap Fund	260,850	260,850	260,850	260,850	—	—	—
Broad Street Principal Investments, L.L.C.(2)	798,252	118,252	798,252	118,252	—	—	—
Fluxman Family Holdings LLC(3)	316,667	66,667	316,667	66,667	—	—	—
DIV I BM(4)	1,173,900	173,900	1,173,900	173,900	—	—	—
Heyer Investment Management, LLC(5)	518,026	161,140	518,026	161,140	—	—	—
Neuberger Berman Group LLC and certain of its affiliates(6)	3,241,235	741,235	3,241,235	741,235	—	—	—
Steiner Leisure Limited(7)	34,058,399	5,491,519	34,058,399	5,491,519	—	—	—
Steven J. Heyer(8)	1,979,391	798,224	1,979,391	798,224	—	—	—
StoneBridge 2018 AIV, L.P.(9)	264,390	39,166	264,390	39,166	—	—	—
StoneBridge 2018 Offshore L.P.(10)	111,258	16,482	111,258	16,482	—	—	—
Templeton Investment Counsel, LLC(11)	1,871,245	1,028,190	1,871,245	1,028,190	—	—	—
Other Selling Shareholders(12)	1,401,318	470,450	1,401,318	470,450	—	—	—

(1)

Currently serves as a director. Includes (i) 565,697 common shares, of which (a) 25,000 are held in the name of the Andrew R. Heyer and Mindy B. Heyer Foundation and (b) 150,000 are held in the name of Mindy B. Heyer; (ii) 482,040 common shares underlying warrants; and (iii) 169,502 Founder Deferred Shares (as defined below).

(2)	Includes (i) 680,000 common shares and (ii) 118,252 common shares underlying warrants.
(3)	Controlled by Leonard Fluxman, our Executive Chairman. Includes (i) 250,000 common shares and (ii) 66,667 common shares underlying warrants.
(4)	Includes (i) 1,000,000 common shares and (ii) 173,900 common shares underlying warrants.
(5)	Includes (i) 275,878 common shares, (ii) 161,140 common shares underlying warrants and (iii) 81,008 Founder Deferred Shares.

(6)

Includes (i) 50,000 common shares and 14,133 common shares underlying warrants held by NB All Cap Alpha Master Fund LP; (ii) 3,000 common shares underlying warrants held by Neuberger Berman Investment Funds Plc; (iii) 18,168 common shares underlying warrants held by Neuberger Berman Equity Funds; and (iv) 2,450,000 common shares and 705,934 common shares underlying warrants held by Neuberger Berman Alternative Funds, Neuberger Berman Long Short Fund.

(7)	Includes (i) 34,058,399 common shares and (ii) 5,491,519 common shares underlying warrants.
(8)	Currently serves as Vice Chairman. Includes (i) 923,920 common shares, (ii) 798,224 common shares underlying warrants and (iii) 257,247 Founder Deferred Shares.
(9)	Includes (i) 225,224 common shares and (ii) 39,166 common shares underlying warrants.
(10)	Includes (i) 94,776 common shares and (ii) 16,482 common shares underlying warrants.
(11)

Includes (i) 18,344 common shares underlying warrants held by Fort Worth Employees Retirement Fund; (ii) 100,173 common shares and 19,178 common shares underlying warrants held by Montana Board of Investments; (iii) 109,742 common shares underlying warrants held by New Mexico State Investment Council; (iv) 742,882 common shares and 141,663 common shares underlying warrants held by The Treasurer of the State of North Carolina; (v) 59,949 common shares underlying warrants held by JNL/Franklin Templeton International Small Cap Growth Fund; (vi) 52,405 common shares underlying warrants held by Templeton Global Smaller Companies Fund C$; (vii) 314,014 common shares underlying warrants held by Templeton Global Smaller Companies Fund; (viii) 110,060 common shares underlying warrants held by Templeton International Smaller Companies Fund; and (ix) 202,835 common shares underlying warrants held by Templeton Institutional Funds—Foreign Smaller Companies Series.

(12)

Includes: (i) 662,076 common shares, (ii) 470,450 common shares underlying warrants, and (iii) 268,792 Founder Deferred Shares beneficially owned by 12 Selling Shareholders not listed above who, as a group, own less than 1.0% of our outstanding common shares prior to this offering.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such common shares. Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s common shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of common shares registered on its behalf. A Selling Shareholder may sell or otherwise transfer all, some or none of such common shares in this offering. See “Plan of Distribution.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following are summaries of certain provisions of our related party agreements with the Selling Shareholders and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety.

Business Combination Agreement

On March 19, 2019, OneSpaWorld consummated the Business Combination pursuant to that certain Business Combination Agreement, dated as of November 1, 2018 (as amended on January 7, 2019, by Amendment No. 1 to Business Combination Agreement) (the “BCA”), by and among OneSpaWorld, Steiner Leisure, Steiner U.S. Holdings, Inc., Nemo (UK) Holdco, Ltd., Steiner UK Limited, Steiner Management Services LLC, Haymaker Acquisition Corp. (“Haymaker”), Dory US Merger Sub, LLC, Dory Acquisition Sub, Limited, Dory Intermediate LLC, and Dory Acquisition Sub, Inc. Prior to the consummation of the Business Combination, OneSpaWorld was a wholly-owned subsidiary of Steiner Leisure. At the closing of the Business Combination, OneSpaWorld became the ultimate parent company of Haymaker.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Investment Agreement

On April 30, 2020, we entered into an Investment Agreement (the “Investment Agreement”) with Steiner Leisure and certain other investors, including members of our management and Board (collectively, the “Co-Investors” and, together with Steiner Leisure, the “Investors”). The Investment Agreement provided for, among other things, the issuance and sale to the Investors of the Company’s common shares and warrants to purchase the Company’s common shares in exchange for an aggregate purchase price of $75.0 million.

Purchased Securities

Pursuant to the Investment Agreement, we have created a new class of Non-Voting Common Shares, par value $0.0001 per share, by amending our Articles. At the closing of the 2020 Private Placement, pursuant to the Investment Agreement, the Company, among other things, (i) issued to Steiner Leisure an aggregate of (x) approximately 15.0 million Non-Voting Common Shares and (y) warrants to purchase approximately 4.0 million Non-Voting Common Shares at an exercise price of $5.75 per share, and (ii) issued to the Co-Investors an aggregate of (x) approximately 3.7 million Voting Common Shares and (y) warrants to purchase approximately 1.0 million Voting Common Shares at an exercise price of $5.75 per share, for an aggregate purchase price of $75.0 million. The Company intends to use the proceeds from the 2020 Private Placement for working capital or other general corporate purposes, and to pay any costs, fees and expenses incurred by it in connection with the 2020 Private Placement.

Deferred Shares

In consideration for, among other things, Steiner Leisure providing a “back stop” for the 2020 Private Placement and Steiner Leisure’s agreement to voting limitations in respect of certain of the securities issuable to it, we issued and delivered an aggregate of 5.0 million common shares to Steiner Leisure at the closing of the 2020 Private Placement, which satisfied in full the Company’s obligation to issue 5.0 million “deferred” Common Shares to Steiner Leisure pursuant to Section 2.6 of the BCA.

In addition, in order to align the incentives of certain members of the Board, the parties agreed to amend the terms of the Founder Deferred Shares (as defined in the BCA), such that, effective as of the closing of the 2020 Private Placement, such shares will be issuable upon the occurrence of any of the following: (A) the first day on which the common shares achieve a 5-day volume weighted average price equal to or greater than $10.50 (such share price, as may be adjusted, the “Price Target”); (B) in the case of a change in control of the Company, if the price per common share paid or payable in connection with such change in control is equal to or greater than the Price Target; or (C) the two-year anniversary of the closing of the 2020 Private Placement. Consummation of the 2020 Private Placement, including (i) pursuant to Nasdaq Rule 5635 and (ii) of the Articles, was approved by the Company’s shareholders on June 10, 2020 at the annual meeting of shareholders (the “Shareholder Approval”). Shareholder Approval was required among other customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. All securities purchased by Steiner Leisure or members of the Company’s management and Board are subject to customary lock-up provisions for twelve months following closing of the 2020 Private Placement.

Governance Agreement

In connection with the closing of the 2020 Private Placement, the Company, Steiner Leisure and, solely for the purpose of Section 18 thereof, Haymaker, entered into a Governance Agreement (the “Governance Agreement”), pursuant to which, Steiner Leisure and certain of its affiliates were granted certain consent, director designation, and other rights with respect to the Company. The Governance Agreement superseded the Director Designation Agreement, dated as of November 1, 2018, by and among the Company, Steiner Leisure and Haymaker. Under the terms of the Governance Agreement, among other things, Steiner Leisure has the right to designate and appoint two directors so long as Steiner Leisure and its affiliates own at least 15% of the issued and outstanding common shares and one director so long as Steiner Leisure and its affiliates own at least 5% of the issued and outstanding common shares.

Second Amended and Restated Registration Rights Agreement

In connection with the closing of the 2020 Private Placement, the Company and the Investors entered into the A&R RRA. The A&R RRA provides for customary registration rights, including demand and piggyback rights subject to cut-back provisions. In addition, the Company has agreed to use its commercially reasonable efforts to file a shelf registration statement to register the resale of the Investors’ securities by July 27, 2020, and is filing this registration statement in satisfaction of that obligation. At any time, and from time to time, after the shelf registration statement has been declared effective by the SEC, Steiner Leisure will be entitled to make up to three demands per year (subject to meeting a minimum offering size requirement), that a resale of shares of the Company pursuant to such shelf registration statement be made pursuant to an underwritten offering. Pursuant to the A&R RRA, subject to certain exceptions, the Investors will agree not to sell, transfer, pledge or otherwise dispose of their shares during the seven days before and 90 days after the pricing of any underwritten offering of the Company, and will enter into a customary lock-up agreement to such effect.

In addition, certain private placement investors have certain registration rights under certain subscription agreements.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations for beneficial owners of our common shares and warrants relating to the ownership and disposition of our common shares and warrants. This discussion only applies to common shares and warrants held as capital assets for U.S. federal income tax purposes, and does not describe all of the tax consequences that may be relevant to beneficial owners of our common shares or warrants in light of their particular circumstances or beneficial owners who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired our common shares pursuant to an exercise of employee share options, in connection with employee incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our common shares;

•	persons holding our common shares as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations and passive foreign investment companies;

•	U.S. holders actually or constructively owning 5% or more of our common shares; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold our common shares or warrants through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of our common shares or warrants, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”), administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax considerations described herein, potentially with retroactive effect. This discussion does not take into account potential or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of U.S. state or local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. This discussion also does not address the alternative minimum tax or the Medicare contribution tax. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction.

ALL HOLDERS OF OUR COMMON SHARES OR WARRANTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES OR WARRANTS TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, OneSpaWorld, which is a Bahamas-incorporated entity, would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that OneSpaWorld should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874, certain distributions made by OneSpaWorld to non-U.S. holders of OneSpaWorld common shares would be subject to U.S. withholding tax.

Section 7874 is currently expected to apply in a manner such that OneSpaWorld should not be treated as a U.S. corporation for U.S. federal tax purposes. However, the section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance regarding their application. In addition, changes to the rules in section 7874 or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect OneSpaWorld’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Holders

This section applies to you if you are a U.S. holder. A “U.S. holder” is a beneficial owner of our common shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if OneSpaWorld, or any of its subsidiaries, is treated as a passive foreign investment company (“PFIC”) for any taxable year during which the U.S. holder holds our common shares. A non-U.S. corporation, such as OneSpaWorld, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For purposes of the PFIC income test and asset test described above, if OneSpaWorld owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, OneSpaWorld will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

OneSpaWorld and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the current taxable year or for foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. There can be no assurance that OneSpaWorld or any of its subsidiaries will not be treated as a PFIC for any taxable year.

If OneSpaWorld or any of its subsidiaries were to be treated as a PFIC, U.S. holders holding our common shares could be subject to certain adverse U.S. federal income tax consequences with respect to gain realized on a taxable disposition of such shares and certain distributions received on such shares. Certain elections (including a mark-to-market election) may be available to U.S. holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to their investment in our common shares.

Controlled Foreign Corporation Rules

If a U.S. person (as defined in section 7701(a)(30) of the U.S. Tax Code) owns directly, indirectly or constructively (under section 318 of the U.S. Tax Code) at least 10% of the voting power or value of shares of a foreign corporation, such U.S. person is considered a “U.S. Shareholder” with respect to the foreign corporation. If U.S. Shareholders, in the aggregate, own more than 50% of the voting power or value of the shares of such corporation, the foreign corporation will be classified as a controlled foreign corporation for U.S. federal income tax purposes (“CFC”). Additionally, as a result of changes introduced by the Tax Cuts and Jobs Act, even absent U.S. Shareholders with direct or indirect interests in a foreign corporation, a U.S. subsidiary of OneSpaWorld alone may cause certain related foreign corporations to be treated as CFCs by reason of certain “downward attribution” rules.

Given that OneSpaWorld is publicly held, the constructive ownership rules under section 318 of the U.S. Tax Code may make it difficult to determine whether any U.S. person is a U.S. Shareholder as to OneSpaWorld and its non-U.S. subsidiaries and whether OneSpaWorld or any of its non-U.S. subsidiaries is a CFC.

Because the OneSpaWorld group will include one or more U.S. subsidiaries, OneSpaWorld’s non-U.S. subsidiaries could be treated as CFCs (regardless of whether OneSpaWorld is treated as a CFC), depending on the structure of the OneSpaWorld group at any given time. If OneSpaWorld, or any non-U.S. subsidiary of OneSpaWorld, is treated as a CFC, any U.S. Shareholder must report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property held by CFCs, regardless of whether any distributions are made to such U.S. Shareholder. In addition, gain on the sale of the CFC shares by a U.S. Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be treated in whole or in part as a dividend, to the extent of certain of the CFC’s earnings and profits. An individual that is a U.S. Shareholder with respect to a CFC generally would not be allowed to claim certain tax deductions or foreign tax credits that would be allowed to a U.S. Shareholder that is a U.S. corporation. Failure to comply with these reporting and tax paying obligations may subject a U.S. Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. OneSpaWorld cannot provide any assurances that it will assist investors in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a U.S. Shareholder with respect to any such CFC or furnish to any U.S. Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A U.S. holder should consult its advisors regarding the potential application of these rules to an investment in our common shares.

A portion of the OneSpaWorld group’s earnings will be attributable to operating onboard health and wellness centers aboard cruise ships in international waters. Section 863(d) of the U.S. Tax Code generally provides that any income derived from a space or ocean activity by a U.S. person is sourced in the United States (“U.S. source income”) and that any space and ocean income derived by a foreign person is sourced outside the United States (“foreign source income”). Regulations under section 863(d) of the U.S. Tax Code, however, include an exception from the statutory provision for space and ocean income derived by a foreign person if the foreign person is a CFC. That is, space and ocean income derived by a CFC is treated as U.S. source income and thus subject to incremental taxation, except to the extent that the income, based on all the facts and circumstances, is attributable to functions performed, resources employed, or risks assumed in a foreign country. In light of issues raised by the downward attribution discussed above, however, the IRS has announced in Notice 2018-13 that, pending the issuance of further guidance, taxpayers may ignore downward attribution for purposes of determining the source of space and ocean income for U.S. federal income tax purposes. OneSpaWorld and its non-U.S. subsidiaries intend to rely on this notice in determining the source of their income. Thus, there could be adverse tax consequences if the notice were repealed or modified. The IRS has also issued proposed regulations that, if finalized, would adopt this treatment.

Taxation of Distributions

A U.S. holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our common shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of OneSpaWorld’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by OneSpaWorld will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. holder’s basis in its shares (but not below zero) and any excess, will be treated as gain from the sale or exchange of such shares as described below under “—U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares and Warrants.”

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income.

The rules governing the foreign tax credit are complex and the outcome of their application depends in large part on the U.S. holder’s individual facts and circumstances. Accordingly, U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

With respect to non-corporate U.S. holders, under tax laws currently in effect, dividends with respect to our common shares generally will be taxed as ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Shares and Warrants

Subject to the PFIC and CFC rules discussed above, upon a sale or other taxable disposition of our common shares or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in such sale (generally, the sum of the amount of cash and the fair market value of any property received in such disposition) and the U.S. holder’s adjusted tax basis in such common shares or warrants.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common shares or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common shares or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common shares or warrants generally will equal the U.S. holder’s acquisition cost of such common shares or warrants or, as discussed below, the U.S. holder’s initial basis for its common shares received upon exercise of its warrants, less any prior distributions treated as a return of capital.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of our common shares on the exercise of a warrant for cash. A U.S. holder’s tax basis in our common shares received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s tax basis in the warrant exercised therefor and the exercise price. The U.S. holder’s holding period for the common shares received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the common shares received would equal the holder’s basis in the warrant exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the common shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common shares would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the common shares that would have been received with respect to the surrendered warrants in a regular exercise of the warrants and (ii) the sum of the U.S. holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the common shares received would equal the U.S. holder’s tax basis in the warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. holder’s holding period for the common shares would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of common shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this registration statement captioned “Description of Capital Stock—Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of our common shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the common shares which is taxable to the U.S. holders of such shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from us equal to the fair market value of such increased interest.

Tax Reporting

Individuals and certain domestic entities that are U.S. holders will be required to report information with respect to such U.S. holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. An interest in OneSpaWorld constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. holders are urged to consult with their tax advisors regarding the foreign financial asset reporting obligations and their application to our common shares.

Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. A “non-U.S. holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of our common shares who or that is not a U.S. holder, including:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	a foreign estate or trust.

A non-U.S. Holder generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

Assuming that OneSpaWorld is not treated as a domestic corporation under the rules discussed above under “—Tax Residence of OneSpaWorld for U.S. Federal Income Tax Purposes” or otherwise, dividends (including constructive dividends) paid or deemed paid to a non-U.S. holder in respect to our common shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our common shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, special rules may apply to a non-U.S. holder that is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our common shares.

Dividends and gains that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “—U.S. Holders—Exercise or Lapse of a Warrant,” above, but to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of the common shares and warrants.

Reporting and Backup Withholding

Dividend payments with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status, to the applicable paying agent. A non-U.S. holder generally may eliminate the requirement for information reporting and backup withholding by providing to the relevant paying agent certification of its foreign status, under penalties of perjury, on a duly-executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, if any, and may entitle the holder to a refund, provided that any required information is timely filed with the IRS.

ALL HOLDERS OF OUR COMMON SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Material Bahamian Tax Considerations

In the opinion of Harry B. Sands, Lobosky & Company, Bahamian Counsel to OneSpaWorld, under current Bahamian law, so long as the operations of OneSpaWorld are conducted outside of The Bahamas, OneSpaWorld is not subject to any business license fee, income tax, corporation tax, capital gains tax or any other tax on income or distributions or dividends accruing to or derived from us, nor shall any estate, inheritance, succession or gift tax, rate, duty levy or other charge payable in The Bahamas with respect to any of our shares, debt obligations or other securities or shareholders for a period of three (3) years commencing December 31, 2018. Furthermore, all transactions in respect of the shares, debt obligations or the securities and all other transactions relating to the business of OneSpaWorld are exempt from the payment of stamp duty up to and including December 31, 2021. Such exemptions from taxation shall not apply (i) to any person who is designated or deemed to be a “resident” of The Bahamas for the purpose of the Exchange Control Regulations Act (“ECR”), or (ii) if a “resident” of The Bahamas for the purposes of the ECR is the direct or indirect beneficial or legal owner of any shares issued or to be issued by us or acquires a legal or beneficial interest in any debt or other securities issued or to be issued by us or is otherwise directly or indirectly entitled to receive any dividends or distributions from OneSpaWorld. The exemption from stamp duty shall not apply in relation to (i) real property situated in The Bahamas which OneSpaWorld or a subsidiary owns or holds a lease over, or (ii) any disposition of real property or “resident” business in The Bahamas for the purposes of the ECR that is owned, wholly or in part, by OneSpaWorld or any parent or subsidiary of OneSpaWorld, however remote. At present, OneSpaWorld does not (i) own or lease, directly or indirectly, real property situated in The Bahamas or (ii) own any “resident” business in The Bahamas for the purposes of the ECR, other than Mandara Spa (Bahamas) Limited (“Mandara”), as discussed below.

An indirect subsidiary of OneSpaWorld, Mandara, is a resident business in The Bahamas for the purposes of the ECR. The payment of dividends by Mandara and remittance of such funds to a parent outside of The Bahamas of, or in excess of, B$500,000.00 or equivalent per annum, is subject to stamp duty at a rate of 5%. The turnover of Mandara is also subject to a business license tax of between 0.5% and 1.5% of turnover based on the amount of turnover. Mandara is also required to collect and remit to the government of The Bahamas value added tax of 12% on goods sold and services rendered in The Bahamas. Mandara may also be subject to certain stamp, customs and excise taxes from time to time.

PLAN OF DISTRIBUTION

The common shares and common shares underlying warrants offered by us in this prospectus, and the common shares and warrants offered by the Selling Shareholders in this prospectus, may be sold by us or the Selling Shareholders, as applicable, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from us or the Selling Shareholders, directly or indirectly through brokers-dealers, agents or underwriters on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. The securities covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of the following transactions:

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	privately negotiated transactions;

•	through the distribution of the securities by any Selling Shareholder to its partners, members or shareholders;

•	broker-dealers may agree with the Company or the Selling Shareholders to sell a specified number of securities at a stipulated price per share; or

•	a combination of any such methods of sale or any other method permitted by the applicable law.

In addition, we or the Selling Shareholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us, the Selling Shareholders, or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

The Selling Shareholders and any underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities or the sale of our common shares or interest therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts or commissions they receive from us, any profits they receive on the resale of the offered securities or any commissions, concessions or profit they earn on any resale may be treated as underwriting discounts and commissions under the Securities Act. If any Selling Shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the equity securities described in this prospectus to be sold, the terms of such securities, the respective purchase prices and public offering prices, the names of any Selling Shareholder or agent, dealer or underwriter, any material relationships between us and the Selling Shareholders. and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of our securities owned by them and, if a Selling Shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Shareholders to include the pledgee, transferee or other successors in interest as the Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the securities offered by them will be the purchase price of such securities less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Shareholders.

The aggregate proceeds to us from the sale of securities offered by us will be the purchase price of such securities less discounts and commissions, if any. We will receive the proceeds from the exercise of the warrants, but not from the sale of the common shares issuable upon such exercise. The Selling Shareholders will not receive any of the proceeds received by us.

The Selling Shareholders also may in the future resell a portion of our securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

To facilitate the offering of our securities and the securities offered by the Selling Shareholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the A&R RRA, we have agreed to indemnify the Selling Shareholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that they may be required to make with respect thereto. In addition, we and/or the Selling Shareholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of this registration statement until all such securities have been sold under this registration statement or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Shareholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. A Selling Shareholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

We are registering the issuance of common shares underlying the public warrants, the 2019 Warrants and the 2020 Warrants. Such common shares offered and sold pursuant to this prospectus will be issued directly to the holders of warrants upon payment of the exercise price to us. The prices at which the common shares underlying the warrants covered by this prospectus may actually be disposed of may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and by Harry B. Sands, Lobosky & Company, our Bahamian counsel. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated and combined balance sheets of OneSpaWorld and subsidiaries as of December 31, 2019 (Successor) and 2018 (Predecessor), the related consolidated and combined statements of operations, comprehensive income (loss), equity (deficit) and cash flows for the period from March 20, 2019 through December 31, 2019 (Successor) and the period from January 1, 2019 through March 19, 2019 (Predecessor), and for each of the two years in the period ended December 31, 2018 (Predecessor), and the related notes appearing in OneSpaWorld Holdings Limited’s Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

8,421,053

Common Shares

PROSPECTUS SUPPLEMENT

Stifel	William Blair

The date of this prospectus supplement is June 23, 2021.